UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Universal Health Realty Income Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of Annual Meeting of Shareholders

Date and Time Wednesday, June 10, 2026 10:00 a.m. Eastern Time	Live Audio Webcast www.meetnow.global/MNT4GGU	Record Date April 13, 2026

Items to be Voted On

(1)
the election by our shareholders of two Class I Trustees, to serve for a term of three years, until the annual election of Trustees in the year 2029 or the election and qualification of their successors;
(2)
to conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(3)
to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(4)
to transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on April 13, 2026.

This year we will hold the Annual Meeting in a virtual only format, which will be conducted via live audio webcast. Shareholders will have an equal opportunity to participate at the Annual Meeting online regardless of their geographic location.

Whether or not you plan to attend the annual meeting online, please vote by telephone or internet or, if you received printed proxy materials and wish to vote by mail, mark your votes, then date and sign the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope. You may revoke your proxy if you decide to attend the Annual Meeting and wish to vote your shares online at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to be held on Wednesday, June 10, 2026:

The Proxy Statement and Annual Report to Shareholders are available at https://www.edocumentview.com/UHT

By Order of the Board of Trustees

Cheryl K. Ramagano

Secretary

King of Prussia, Pennsylvania

April 28, 2026

UHT 2026 Proxy Statement

Dear Shareholder:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Universal Health Realty Income Trust (the “Trust”) which will be held on Wednesday, June 10, 2026, beginning at 10:00 a.m. Eastern Time. This year’s Annual Meeting will be conducted completely virtually, via a live audio webcast; there will be no physical meeting location. You will be able to attend and participate in the Annual Meeting by visiting www.meetnow.global/MNT4GGU, where you will be able to listen to the meeting live, submit questions, and vote. The annual meeting is being held for the following purposes:

(1)
the election by our shareholders of two Class I Trustees, to serve for a term of three years, until the annual election of Trustees in the year 2029 or the election and qualification of their successors;
(2)
to conduct an advisory (nonbinding) vote to approve named executive officer compensation;
(3)
to ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
(4)
to transact such other business as may properly come before the meeting or any adjournment thereof.

Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) you received in the mail and in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. We have elected to provide access to our Proxy Materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. If you want more information, please see the Questions and Answers section of this Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting online, please either vote by telephone or internet or, if you received printed Proxy Materials and wish to vote by mail, by promptly signing and returning your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this Proxy Statement as well as in the Notice you received in the mail. If you then attend and wish to vote your shares online, you still may do so. In addition to the matters noted above, we will discuss the business of the Trust and be available for your questions relating to the Trust.

Sincerely,

Alan B. Miller

Chairman of the Board,

Chief Executive Officer and President

April 28, 2026

UHT 2026 Proxy Statement

Table of Contents

1	Questions and Answers

8	Security Ownership of Certain Beneficial Owners and Management

10	Proposal No. 1
Election of Two Trustees

15	Proposal No. 2
Advisory Vote on Named Executive Officer Compensation

16	Proposal No. 3
Ratification of the Selection of Independent Registered Public Accountants

17	Executive Compensation

30	Pay Versus Performance

33	Trustee Compensation

40	Certain Relationships and Related Transactions

40	Relationship with Universal Health Services, Inc.

43	Review, Approval and Ratification of Related Party Transactions

45	Corporate Governance

46	Audit Committee Report

48	Relationship with Independent Registered Public Accounting Firm

UHT 2026 Proxy Statement

PROXY STATEMENT

Questions and Answers

1.	Q: A:

Why am I receiving these materials?

This Proxy Statement and enclosed forms of proxy (first mailed to shareholders who requested to receive printed Proxy Materials on or about April 28, 2026) are furnished in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting of Shareholders (the “Annual Meeting”), or at any adjournment thereof. A Notice Regarding the Availability of Proxy Materials was first mailed to all of our other shareholders beginning on or about April 28, 2026. The Annual Meeting will be held on Wednesday, June 10, 2026, beginning at 10:00 a.m. Eastern Time. The Annual Meeting will be accessible via live audiocast on the internet. To participate at the Annual Meeting online, please visit www.meetnow.global/MNT4GGU . For additional information on the virtual meeting review the instructions under the Q&A section entitled “How can I attend and vote at the online meeting?” below. As a shareholder, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.

2.	Q: A:

What is the purpose of the Annual Meeting?

The Annual Meeting is being held for the following purposes: (1) elect two Class I Trustees, who will serve for a term of three years until the annual election of Trustees in the year 2029 or the election and qualification of their successors; (2) conduct an advisory (nonbinding) vote to approve named executive officer compensation; (3) ratify the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (4) transact such other business as may properly be brought before the meeting or any adjournment thereof. We will also discuss our business and be available for your comments and discussion.

3.	Q: A:

Why did Shareholders receive a notice in the mail regarding the internet availability of Proxy Materials instead of a full set of Proxy Materials?

In accordance with “notice and access” rules adopted by the U.S. Securities and Exchange Commission, or SEC, we may furnish Proxy Materials, including this Proxy Statement and our Annual Report to Shareholders, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice, which was mailed to shareholders, will instruct you as to how you may access and review all of the Proxy Materials on the internet. Please visit www.envisionreports.com/UHT. The Notice also instructs you as to how you may submit your Proxy on the internet. If you would like to receive a paper or e-mail copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice.

4.	Q: A:

Who may attend the Annual Meeting?

All shareholders of record as of the close of business on April 13, 2026, or their duly appointed proxies, may attend the meeting online at www.meetnow.global/MNT4GGU. For additional information on the virtual meeting review the Q&A below entitled “How can I attend and vote at the online meeting?”.

5.	Q: A:

How can I attend and vote at the online meeting?

For registered shareholders: If on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a shareholder of record (also known as a “record holder”). Shareholders of record at the close of business on the record date will be able to attend the Annual Meeting online, ask a question and vote by visiting www.meetnow.global/MNT4GGU at the meeting date and time and entering the 15-digit control number located in the shaded bar of the proxy card or notice they received. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m., Eastern Time.

UHT 2026 Proxy Statement	1

Questions and Answers

For beneficial owners: If on the record date your shares were not registered directly in your name with Computershare but instead held by an intermediary, such as a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must register in advance to attend the Annual Meeting, vote and submit questions. To register in advance and vote at the meeting you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Once you have received a legal proxy form from your bank, broker or other nominee, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare, at legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on June 5, 2026. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MNT4GGU and enter your control number. If you do not have your control number you may attend as a guest (non-shareholder) by going to www.meetnow.global/MNT4GGU, clicking on the “Guest” link and entering the requested information. Please note that guest access in listen-only mode is also available, but you will not have the ability to ask questions or vote during the Annual Meeting.

6.	Q: A:	Do I need to register to attend the Annual Meeting virtually? Registration is only required if you are a beneficial owner as set forth above.
7.	Q: A:

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it, or you may call 1-888-724-2416.

8.	Q: A:

Who is entitled to vote at the Annual Meeting?

Only shareholders as of the close of business on April 13, 2026 are entitled to vote at the Annual Meeting. On that date, 13,875,566 shares of beneficial interest, par value $.01 per share, were outstanding.

9.	Q: A:

Who is soliciting my vote?

The principal solicitation of proxies is being made by our Board of Trustees by mail. Certain of our officers and employees and certain officers and employees of UHS of Delaware, Inc. (our “Advisor”), a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), or its affiliates, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal contact. We will bear the cost of the solicitation of the proxies, including postage, printing and handling and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares. In addition, we may retain a third-party proxy solicitation service, to assist in the solicitation of proxies who may solicit proxies personally, by telephone and by mail.

10.	Q: A:

What items of business will be voted at the Annual Meeting?

The items of business that will be voted are: the election of two Class I Trustees, who will serve for a term of three years until the annual election of Trustees in the year 2029 or the election and qualification of their successors; an advisory (nonbinding) vote to approve named executive officer compensation; and the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

2	UHT 2026 Proxy Statement

Questions and Answers

11.	Q: A:

How does the Board of Trustees recommend that I vote?

The Board of Trustees recommends that you vote your shares FOR each of the nominees for Class I Trustees (Proposal No. 1).

The Board of Trustees recommends that you vote your shares FOR the approval of our named executive officer compensation (Proposal No. 2).

The Board of Trustees recommends that you vote your shares FOR the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 3).

12.	Q: A:

How will voting on any other business be conducted?

Other than the items of business described in this Proxy Statement, we know of no other business to be presented for action at the Annual Meeting. As for any other business that may properly come before the Annual Meeting, your signed proxy confers discretionary authority in the persons named therein. Those persons will vote or act in accordance with their best judgment.

13.	Q: A:

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Trust Company, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

14.	Q: A:

How do I vote my shares if I am a shareholder of record?

For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, your enclosed proxy card. If you received printed proxy materials, you may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope, or you may vote by telephone or internet. Unless otherwise indicated on the proxy, shares represented by any proxy will, if the proxy is properly executed and received by us prior to the Annual Meeting, be voted “FOR” each of the nominees for Trustee, “FOR” the approval of our named executive officer compensation, and “FOR” the ratification of the selection of KPMG LLP, as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026. You may also vote by telephone or internet.

15.	Q: A:

How do I vote by telephone or electronically?

Instead of submitting your vote by mail on the enclosed proxy card (if you received printed proxy materials), your vote can be submitted by telephone or electronically, via the internet. Please refer to the specific instructions set forth on the Notice Regarding the Availability of Proxy Materials or, if you received printed Proxy Materials, on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.

16.	Q: A:

How do I vote my shares if they are held in street name?

If your shares are held in street name, your broker or other nominee will provide you with a form seeking instruction on how your shares should be voted.

17.	Q: A:

Can I change or revoke my vote?

Yes. Any proxy executed and returned to us is revocable by delivering a later signed and dated proxy or other written notice to our Secretary at any time prior to its exercise. Your proxy is also subject to revocation if you are present at the meeting and choose to vote in person.

UHT 2026 Proxy Statement	3

Questions and Answers

18.	Q: A:

How do I vote during the meeting?

If you have not already voted your shares in advance as described above, provided you are a registered shareholder or a registered beneficial shareholder with a control number, you will also be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote” tab on the virtual meeting site. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of or during the Annual Meeting by one of the methods described in the proxy materials.

19.	Q: A:

How do I ask questions during the meeting?

If you are attending the meeting as a shareholder of record or registered beneficial owner, questions can be submitted by accessing the virtual meeting site at www.meetnow.global/MNT4GGU, entering your control number and clicking on the “Q&A” tab. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the Annual Meeting.

20.	Q: A:

What are my voting choices and what is the vote required to approve each of the proposals?

The following chart describes the proposals to be considered at the Annual Meeting, the voting choices for each proposal, the vote required to elect trustees and to adopt each other proposal, and the manner in which votes will be counted:

Item of Business	Voting Options	Votes Required for Approval	Abstentions	Signed But Unmarked Proxy Cards	Broker Non- Votes
Proposal 1: Election of Trustees	For, against or abstain vote in respect of each nominee.

The vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of the Class I Trustees. A majority of the votes cast means that the number of shares voted “for” a Trustee’s election exceeds the number of shares "against" that Trustee.

A nominee currently serving as a Trustee not receiving a majority of the votes cast will tender his or her resignation, promptly following certification of the shareholder vote, for consideration by the Nominating & Governance Committee.

			No effect on voting.	Count as votes FOR.	No broker discretion to vote.
Proposal 2: Advisory (Nonbinding) Vote on Named Executive Officer Compensation	For, against, or abstain.	Affirmative “FOR” vote of a majority of all of the votes cast at the meeting.	No effect on voting.	Count as votes FOR.	No broker discretion to vote.
Proposal 3: Ratification of Independent Registered Public Accounting Firm	For, against, or abstain.	Affirmative “FOR” vote of a majority of all of the votes cast at the meeting.	No effect on voting.	Count as votes FOR.	Brokers have discretion to vote.

21.	Q: A:

What constitutes a “quorum”?

The shareholders entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by shares of beneficial interest then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Proxies received but marked with instructions to withhold authority to vote or abstain from

4	UHT 2026 Proxy Statement

Questions and Answers

voting and broker non-votes will be included in the calculation of the number of shares to be considered present at the meeting.
22.	Q: A:	What are our voting rights? Each share is entitled to one vote on the matters to be presented at the meeting.
23.	Q: A:

Will my shares be voted if I do not sign and return my proxy card or do not vote by internet or telephone?

If you are a registered shareholder and you do not sign and return your proxy card or do not vote by internet or telephone, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters.

Under the New York Stock Exchange rules, the proposals relating to the election of the Trustees and the advisory vote on our named executive officer compensation are deemed to be non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

24.	Q: A:

What is a “broker non-vote”?

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority, member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on non-routine matters.

Since the election of the Trustees and the advisory vote of named executive compensation are non-routine matters, a broker may not turn in a proxy card voting shares with respect to those matters without receiving instructions from you.

25.	Q: A:

What is the effect of a broker non-vote?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be considered as votes cast. For the Annual Meeting, pursuant to the rules of the New York Stock Exchange, your broker, bank or other nominee will be permitted to vote for you without instruction only with respect to Proposal 3 regarding the ratification of KPMG LLP. A broker non-vote will not have any impact on the outcome of any proposals.

26.	Q: A:	Who will count the votes? Our Secretary will count the votes and serve as inspector of elections.
27.	Q: A:

When are shareholder proposals and trustee nominees due for the 2027 Annual Meeting?

Shareholder Proposals Submitted Pursuant to SEC Rule 14a-8 for Inclusion in Next Year’s Proxy Statement. Shareholder proposals intended to be included in the proxy materials for the 2027 annual meeting of shareholders must be received by us no later than December 29, 2026. Such proposals should be sent in writing by courier or certified mail to the Secretary of the Trust at 367 South Gulph Road, King of Prussia, PA 19406. Shareholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials.

Trustee Nominations for Inclusion in Next Year’s Proxy Statement (Proxy Access). Our bylaws permit a shareholder, or group of up to 20 shareholders, owning 3% or more of the Trust’s outstanding

UHT 2026 Proxy Statement	5

Questions and Answers

common stock continuously for at least three years to nominate and include in the Trust’s proxy materials trustees constituting up to 20% of the board, provided that such nominating shareholder(s) and nominee(s) satisfy the requirements specified therein for a nomination pursuant to the proxy access provisions, including timely submission of a notice of such a nomination to the Secretary of the Trust at its principal executive office (no earlier than 150 days and no later than 120 days before the anniversary of the date that the Trust mailed its proxy statement for the previous year’s annual meeting of shareholders) that contains certain information specified in our bylaws. Any shareholder who wishes to use these procedures to nominate a candidate for election to the Board of Trustees for inclusion in the Trust’s proxy materials relating to the 2027 annual meeting of shareholders must satisfy the requirements specified in our bylaws and the information about the nominee or the nominating shareholder that would be required to be disclosed in the solicitation of proxies for the election of a trustee under federal securities laws (including under Rule 14a-19 under the Exchange Act), and must provide written notice to the Secretary of the Trust at 367 South Gulph Road, King of Prussia, PA 19406, which must be received not earlier than November 29, 2026 and not later than December 29, 2026. However, if our 2027 annual meeting of shareholders is held more than 30 days before or after April 28, 2027, then the Secretary must receive this notice by the later of the 150th day prior to the date of such annual meeting and the tenth day following the date on which public announcement of the date of such meeting is first made by the Trust. In addition to satisfying the requirements under our bylaws, in order to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees, other than the Trust’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary at the address listed above by no later than 60 days prior to the first anniversary of the preceding year’s annual meeting, for our 2027 annual meeting being April 11, 2027. However, in the event that the date of our 2027 Annual Meeting has changed by more than 30 calendar days from the first anniversary of our 2026 annual meeting, the notice must be provided by the later of 60 days prior to the date of our 2027 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.

Other Shareholder Business for Presentation at Next Year’s Annual Meeting For a shareholder proposal that is not intended to be included in the proxy materials for the 2027 annual meeting of shareholders, or if you want to nominate a person for election as a trustee outside of the proxy access process described in the paragraph above, you must provide written notice to the Secretary of the Trust at 367 South Gulph Road, King of Prussia, PA 19406. The Secretary must receive this notice not earlier than February 10, 2027 and not later than March 12, 2027. However, if our 2027 annual meeting of shareholders is held more than 30 days before or more than 70 days after June 10, 2027, then the Secretary must receive this notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we make a public announcement of the date of the meeting. The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reasons for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record of such shareholder; and any material interest you have in the proposal. The notice of a proposed trustee nomination must provide information and documentation as required in our bylaws which, in general, require that the notice of a trustee nomination include the information about the nominee or the nominating shareholder that would be required to be disclosed in the solicitation of proxies for the election of a trustee under federal securities laws (including under Rule 14a-19 under the Exchange Act) and the nominee’s written consent to be named in the proxy statement as a nominee and to serve as a trustee if elected. A copy of the bylaw requirements will be provided upon request to the Secretary at the address above. As noted above, shareholders who intend to solicit proxies in support of trustee nominees, other than the Trust’s nominees, for our 2027 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Secretary at the address listed above by no later than April 11, 2027, or in the event that the date of our 2027 annual meeting has changed by more than 30

6	UHT 2026 Proxy Statement

Questions and Answers

calendar days from the first anniversary of our 2026 annual meeting, the notice must be provided by the later of 60 days prior to the date of our 2027 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.

28.	Q: A:

Can I receive more than one set of Annual Meeting materials?

If you share an address with another shareholder, each shareholder may not receive a separate copy of our Annual Report and Proxy Statement. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Secretary at Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406, telephone (610) 265-0688. If you share an address with another shareholder and (i) would like to receive multiple copies of the Proxy Statement or Annual Report to Shareholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

29.	Q: A:

How can I obtain additional information about Universal Health Realty Income Trust (the “Trust”)?

Copies of our Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2025 and our other annual, quarterly and current reports we file with the Securities and Exchange Commission, and any amendments to those reports, are available free of charge on our website, which is located at https://www.uhrit.com/. Copies of these reports will be sent without charge to any shareholder requesting such copies in writing to our Secretary at Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, Pennsylvania 19406. The information posted on our website is not incorporated into this Proxy Statement.

UHT 2026 Proxy Statement	7

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 31, 2026, the number of shares and the percentage of our outstanding shares beneficially owned, within the meaning of Securities and Exchange Commission Rule 13d-3, (i) by each person who is known to us to own beneficially more than 5% of our shares; (ii) by each Trustee and Trustee nominee and each executive officer named in the Summary Compensation Table, and; (iii) by all Trustees and executive officers as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power. No shares are pledged as security by any of our Trustees or executive officers.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,989,533	(2)	14.34%
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	1,648,457	(3)	11.88%
Universal Health Services, Inc. 367 South Gulph Road King of Prussia, PA 19406	787,543		5.68%
Alan B. Miller	224,104	(4)(5)	1.62%
Gayle L. Capozzalo	4,350	(4)		(6)
Michael Allan Domb	12,350	(4)		(6)
Robert F. McCadden	13,250	(4)		(6)
Marc D. Miller	7,204	(4)		(6)
James P. Morey	3,950	(4)		(6)
Charles F. Boyle	43,773	(4)		(6)
Karla J. Peterson	5,048	(4)		(6)
Rebecca A. Guzman	2,477	(4)		(6)
Cheryl K. Ramagano	45,980	(4)		(6)
All Trustees and executive officers as a group (10 persons)	362,486	(4)(5)	2.61%

(1)
Unless otherwise shown, the address of each beneficial owner is c/o Universal Health Realty Income Trust, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.
(2)
These securities are held by certain business units of BlackRock, Inc. and its subsidiaries and affiliates (collectively, the "Blackrock Business Units") pursuant to a Schedule 13G/A filed January 21, 2026. Blackrock Business Units reported to have sole power to vote with respect to 1,972,906 shares and sole power with respect to 1,989,533 shares to dispose or to direct the disposition. The address of the principal business office of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001. Blackrock disclosed that the reported securities does not include securities, if any, beneficially owned by other business units whose beneficial ownership of securities are disaggregated from that of the Blackrock Business Units in accordance with SEC Release No. 34-39538 (January 12, 1998).
(3)
Based on a Schedule 13G/A filed on March 27, 2026 by The Vanguard Group, Inc. (“VGI”), VGI reported that it no longer has, or is deemed to have, beneficial ownership over the Trust’s securities. In that filing, VGI disclosed that on January 12, 2026, it underwent an internal realignment in reliance on SEC Release No. 34-39538 (January 12, 1998). Under this realignment, certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with VGI will now report their ownership separately (on a disaggregated basis). These entities, subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by VGI prior to the realignment. Because the Trust has reason to believe that the aggregate beneficial ownership of our shares by VGI’s disaggregated subsidiaries continues to exceed 5% of our outstanding shares of beneficial interest, we have included the share amount and percentage ownership as of September 30, 2024 from VGI’s previous Schedule 13G/A filed on November 12, 2024. Pursuant to such Schedule 13G/A, VGI reported that it had shared voting power with respect to 21,075 shares, sole dispositive power with respect to 1,615,199 shares and shared dispositive power with respect to 33,258 shares. The address of the principal business office of VGI is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Includes restricted shares awarded during 2024 and 2025 which are scheduled to vest during 2026 and 2027, respectively. These shares are subject to forfeiture and vesting pursuant to the terms and conditions set forth in the applicable restricted stock agreements.
(5)
Includes 42,000 shares beneficially owned by the Alan B. Miller Family Foundation. Mr. Miller disclaims beneficial ownership of these securities.
(6)
Less than 1% of the outstanding shares.

8	UHT 2026 Proxy Statement

Equity Compensation Plan Information

The table below provides information, as of December 31, 2025, concerning securities authorized for issuance under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding column(a))(c)
Equity compensation plans approved by security holders	—	—	71,382 (1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	—	—	71,382
(1)
Consists of shares remaining available for future issuance under the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan, as amended.

UHT 2026 Proxy Statement	9

PROPOSAL NO. 1

Election of Two Trustees

We were organized under the laws of the State of Maryland as a real estate investment trust on August 6, 1986. Pursuant to our Declaration of Trust, the Trustees have been divided into three classes, with staggered terms. The terms of the Trustees in Class I expire at this meeting, the terms of the Trustees in Class II will expire at the 2027 Annual Meeting and the terms of the Trustees in Class III will expire at the 2028 Annual Meeting. At each Annual Meeting, Trustees are elected for a term of three years to succeed those in the class whose term is expiring at such Annual Meeting.

The persons listed below include our Board of Trustees and nominees. The terms of the current Class I Trustees, Messrs. Alan B. Miller and Robert F. McCadden, expire at the 2026 Annual Meeting. The nominees for the Class I Trustees are Alan B. Miller and Robert F. McCadden. They have been nominated to be elected for a three-year term that expires at the 2029 Annual Meeting. The Trustees have no reason to believe that the nominees will be unavailable for election; however, if a nominee becomes unavailable for any reason, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Trustees to replace the nominee. The nominees have consented to be named and have indicated their intent to serve if elected.

Pursuant to our Declaration of Trust, a majority of our Trustees must be “Independent Trustees” with each class of Trustees containing at least one Independent Trustee. The Declaration of Trust defines an “Independent Trustee” as a Trustee who is not an affiliate of UHS, the parent company of our Advisor, and does not perform any services for us, except as Trustee. The vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of the Class I Trustees. A majority of the votes cast means that the number of shares voted “for” a Trustee’s election exceeds the number of shares “against” that Trustee. A nominee currently serving as a Trustee not receiving a majority of the votes cast will tender his or her resignation, promptly following certification of the shareholder vote, for consideration by the Nominating & Governance Committee.

The Board of Trustees believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Trustees to best fulfill its responsibilities to the long-term interests of our stockholders. The Board has two female members, one member of an underrepresented minority group.

10	UHT 2026 Proxy Statement

Election of Two Trustees

The following information is furnished with respect to the nominees for election as a Trustee and each member of the Board of Trustees whose term of office will continue after the meeting.

Nominees Terms Expiring In 2026

Alan B. Miller

Age: 88 Director Since: 1986 Class of Trustee: I

Business Experience

Mr. Alan B. Miller has served as our Chairman of the Board of Trustees and Chief Executive Officer since 1986 and our President since February, 2003. Mr. Alan B. Miller, who had previously served as the Chairman of the Board of Directors and Chief Executive Officer of UHS since its inception in 1978, was appointed Executive Chairman of the Board of Directors of UHS effective January 1, 2021. He is the Father of Marc D. Miller, a member of our Board of Trustees and Chief Executive Officer, President, and member of the Board of Directors of UHS.

Robert F. McCadden*

Lead Independent Trustee Age: 68 Director Since: 2013 Class of Trustee: I Committee Membership: • Nominating & Governance • Audit (Chair)

Business Experience

Mr. McCadden currently serves as the Chief Financial Officer for Town Square Real Estate Management LLC, a private property management and investment firm. Since May, 2022 Mr. McCadden has provided real estate strategic consulting services as a founding principal of Associated Real Estate Consultants, LLC. Mr. McCadden formerly served as Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust from 2004 to 2019. Prior thereto, he served as audit partner of KPMG LLP.

UHT 2026 Proxy Statement	11

Election of Two Trustees

Trustees Whose Terms Expire In 2027

Marc D. Miller

Age: 55 Director Since: 2008 Class of Trustee: II

Business Experience

Mr. Marc D. Miller was appointed Chief Executive Officer of UHS in January, 2021 and continues to serve as President. Prior thereto, he served in various other capacities related to UHS’s acute care division since 2000. Mr. Marc D. Miller was elected to the UHS Board of Directors in May, 2006. He previously served as a member of the Board of Directors of Premier, Inc. He is the son of Alan B. Miller, our Chairman of the Board, Chief Executive Officer and President; and Executive Chairman of the Board of Directors of UHS.

Gayle L. Capozzalo*

Age: 77 Director Since: 2018 Class of Trustee: II Committee Membership: • Compensation • Nominating & Governance (Chair) • Audit

Business Experience

Ms. Capozzalo is the founder and leader of The Carol Emmott Foundation Collaborative, a not-for-profit collaborative of large healthcare organizations and is in the leadership of the International Women’s Healthcare Federation, an initiative of the International Hospital Federation. Ms. Capozzalo formerly served as Executive Vice President and Chief Strategy Officer of Yale New Haven Health from 1997 to 2018. Prior thereto, she served as Senior Vice President, Organizational Development at Sisters of Charity of the Incarnate Word Health Care System.

12	UHT 2026 Proxy Statement

Election of Two Trustees

Trustees Whose Terms Expire In 2028

Michael Allan Domb*

Age: 71 Director Since: 2017 Class of Trustee: III Committee Membership: • Compensation

Business Experience

Mr. Domb is the owner of Allan Domb Real Estate, a multi-faceted real estate firm focused on building neighborhoods and creating lifestyle in Center City Philadelphia, through the brokerage, development, investment and management of residential and commercial condominiums, multifamily and office buildings, mixed-use real estate, and restaurants. In 2015, Mr. Domb was elected to serve as a Councilmember At-Large for the City of Philadelphia and served in that role until his resignation in August, 2022.

James P. Morey*

Age: 58 Director Since: 2018 Class of Trustee: III Committee Membership: • Compensation (Chair) • Audit

Business Experience

Mr. Morey formerly served as the Executive Vice President, Chief Marketing and Brand Officer for Wawa, Inc. from 2017 until his resignation in 2024. Prior thereto, he held various roles at Wawa, including Chief Operations Officer, responsible for all of Store Operations, Real Estate and Supply Chain, as well as serving as Chief Financial Officer. Prior to joining Wawa, Mr. Morey was Group Vice President of Financial Strategy, Planning, Tax and Treasury for Bloomin’ Brands, and prior thereto held various financial and operational roles with McDonald’s Corporation.

UHT 2026 Proxy Statement	13

Election of Two Trustees

Rebecca A. Guzman*

Age: 41 Director Since: 2022 Class of Trustee: III Committee Membership: • Nominating & Governance

Business Experience

Ms. Guzman, a Juris Doctor, has been a Partner at Duane Morris LLP since 2022 and currently serves as Co-Chair of the Mergers & Acquisition division and as a global Co-Lead of the firm's Private Equity industry group. Prior to being named Partner, she served as Special Counsel and as an Associate for Duane Morris LLP. Previously, she served as an Associate at Skadden, Arps, Slate, Meagher and Flom LLP from 2016 to 2021. Ms. Guzman is currently a board member of the Delaware Bar Foundation and was a Fulbright Scholar in Jakarta, Indonesia.

* Independent Trustee

✓

PROPOSAL NO. 1

The Board of Trustees recommends a vote “FOR” the election of the nominees as trustees. Any nominee currently serving as a trustee in an election who receives a greater number of votes “against” his or her election than votes “for” such election shall tender his or her resignation for consideration by the Nominating & Governance Committee. For purposes of the vote on Proposal No. 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

14	UHT 2026 Proxy Statement

PROPOSAL NO. 2

Advisory Vote on Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act and rules of the Securities and Exchange Commission, we are asking you to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers (“NEO”) as disclosed in the Compensation Discussion and Analysis below, the compensation tables below, and any related narrative discussion contained in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the compensation paid to our named executive officers. Our current practice is to conduct this non-binding advisory vote on an annual basis, consistent with the result of the shareholder vote on the non-binding, advisory proposal as to the frequency of future “say-on-pay” votes at our 2023 Annual Meeting.

As provided in this Proxy Statement, in Executive Compensation Discussion and Analysis under the caption Disclosures regarding Advisory Fee, Elements of Compensation to our Named Executive Officers (“NEOs”) from our Advisor (UHS subsidiary) and Stock-Based Compensation from UHT, and Comparison of our Advisory Fee and Other General and Administrative Expenses to Selected Healthcare REIT Peer Group, are enhanced disclosures designed to supplement information related to the Advisory Fee calculation and enhance transparency of the executive compensation program of our Advisor (UHS).

These enhanced disclosures increased our shareholders’ support for our Say on Pay vote to 95% during the 2024 fiscal year (as tabulated at the June, 2025, annual meeting), 94% during the 2023 fiscal year (as tabulated at the June, 2024, annual meeting) and 93% during the 2022 fiscal year (as tabulated at the June, 2023, annual meeting).

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking the shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Trust’s shareholders approve, on an advisory basis, the compensation paid to the Trust’s named executive officers, as disclosed in the Trust’s proxy statement for the 2025 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement.”

Vote Required

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for approval of the advisory vote on named executive officer compensation. For purposes of the vote on Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

The “say-on-pay” vote is advisory and will not be binding upon the Trust, the Board of Trustees or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

✓

PROPOSAL NO. 2

The Board of Trustees unanimously recommends a vote “FOR” approval of the compensation paid to the Trust’s named executive officers, as disclosed pursuant to Item 402 of regulation S-K, including the Compensation Discussion and Analysis, Compensation Tables and Narrative Discussion contained in this proxy statement.

UHT 2026 Proxy Statement	15

PROPOSAL NO. 3

Ratification of the Selection of Independent Registered Public Accountants

The Audit Committee of the Board has selected, and as a matter of good corporate governance, is requesting the ratification by the shareholders of the selection of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2026. KPMG LLP has served as our independent registered public accountants since 2002. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Trust and its shareholders.

KPMG LLP representatives will attend the Annual Meeting and respond to questions where appropriate. Such representatives may make a statement at the Annual Meeting should they so desire.

Shareholder Approval

We are submitting the selection of the independent registered public accountants for shareholder ratification as a matter of good corporate governance. Ratification of the selection of the independent registered public accountants by the shareholders requires that the votes cast in favor of ratification exceed the votes cast opposing ratification. If a favorable vote is not obtained, the Audit Committee may reconsider the selection of KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may select different independent auditors if it subsequently determines that such a change would be in the best interest of the Trust and its shareholders. Unless marked to the contrary, proxies will be voted FOR the ratification of the selection of KPMG LLP as our independent registered public accountants.

✓

PROPOSAL NO. 3

The Board recommends that shareholders vote “FOR” the ratification of the selection of KPMG LLP as our Independent Registered Public Accountants for the fiscal year ending December 31, 2026.

16	UHT 2026 Proxy Statement

Our Executive Officers	17

Executive Compensation

Compensation Discussion and Analysis

Our Executive Officers

Alan B. Miller (Age 88) — Chairman of the Board, Chief Executive Officer and President. Mr. Miller has served as Chairman of the Board and our Chief Executive Officer since our inception in 1986 and was appointed President in February, 2003. Effective January 1, 2021, Mr. Miller was appointed Executive Chairman of the Board of Directors of UHS. He had previously served as Chairman of the Board and Chief Executive Officer of UHS since its inception in 1978 through December 31, 2020.

Charles F. Boyle (Age 66) — Senior Vice President and Chief Financial Officer. Mr. Boyle has served as our Vice President and Chief Financial Officer since 2003 and had previously served as our Controller since 1991. Mr. Boyle has held various positions at UHS since 1983. He was appointed Senior Vice President of UHS in 2017 and continues to serve as its Controller. He had served as Vice President and Controller of UHS since 2003 and as its Assistant Vice President-Corporate Accounting since 1994.

Cheryl K. Ramagano (Age 63) — Senior Vice President-Operations, Treasurer and Secretary. Ms. Ramagano has served as our Vice President and Treasurer since 1992 and was appointed Secretary of the Trust in 2003. Ms. Ramagano has held various positions at UHS since 1983. She was appointed Senior Vice President of UHS in 2017 and continues to serve as its Treasurer. She had served as Vice President and Treasurer of UHS since 2003 and as its Assistant Treasurer since 1994.

Karla J. Peterson (Age 66) — Vice President, Acquisitions and Development. Ms. Peterson has served as our Vice President of Acquisitions and Development since August, 2022. Ms. Peterson formerly served as Managing Director of Acquisitions and Asset Management at White Oak Healthcare MOB REIT, LLC from 2020 to 2022. Prior thereto, she served as Executive Vice President of A10 Capital from 2017 to 2020.

Disclosures regarding the Advisory Fee, Elements of Compensation to our Named Executive Officers (“NEOs”) from our Advisor (UHS subsidiary) and Stock-Based Compensation from UHT, and Comparison of our Advisory Fee and Other General and Administrative Expenses to Selected Healthcare REIT Peer Group

Our Proxy Statements have included enhanced disclosures regarding the Advisory Fee, elements of compensation to our NEOs from our Advisor and stock-based compensation from UHT, and comparison of our Advisory Fee and other general and administrative expenses to a selected healthcare REIT peer group.

Advisory Fee Calculation	18

Allocation of Advisory Fee + UHT Stock-Based Compensation Expense	18

Elements of Compensation from our Advisor (UHS subsidiary) and UHT Stock-Based Compensation to our NEOs	18

Comparison of Our Advisory Fee and Other General and Administrative Expenses to Selected Healthcare REIT Peer Group	21

2025 Compensation	23

Compensation Committee Report	25

Summary Compensation Table	27

Grants of Plan-Based Awards	28

Outstanding Equity Awards at December 31, 2025	28

Option Exercises and Stock Vested	29

Potential Payments Upon Termination or Change-In- Control	29

UHT 2026 Proxy Statement	17

Executive Compensation

Advisory Fee Calculation

Advisory Agreement between UHS of Delaware and UHT Entered into in 1986
Advisory Fee Computed at 0.70% of UHT’s Average Invested Real Estate Assets, as derived from our consolidated balance sheets

“Average Invested Real Estate Assets” for Advisory Fee calculation purposes excludes certain items from our consolidated balance sheet such as, among other things, accumulated depreciation, cash and cash equivalents, base and bonus rent receivables, deferred charges, and other assets.

Allocation of Advisory Fee + UHT Stock-Based Compensation Expense

2025 Advisory Fee ($5,595,000) + UHT Stock Based Compensation ($707,000) = $6,302,000
UHT Aggregate Estimated NEO Compensation $1,850,000 / 29%
All Other Operating Expenses $4,452,000 / 71%
NEO Estimated Salary Allocation from UHS $854,000 / 13%
NEO Estimated Bonus Allocation from UHS $411,000 / 7%
NEO Aggregate Stock Awards from UHT $585,000 / 9%

Elements of Compensation from our Advisor (UHS subsidiary) and UHT stock-based compensation to our NEOs

UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor, among other things, provides administrative services to us and to conduct our day-to-day affairs. Our officers are all employees of the Advisor and although as of December 31, 2025 we had no salaried employees, our officers do typically receive annual

18	UHT 2026 Proxy Statement

Executive Compensation

stock-based compensation awards directly from UHT (as discussed below) in the form of performance based restricted stock. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of our Board of Trustees, our NEOs may also receive special compensation awards in the form of restricted stock and/or cash bonuses. There were no special compensation awards made in 2025, 2024 or 2023.

In return for the above-mentioned services, we pay an Advisory Fee to the Advisor. While each of our NEOs dedicates a significant portion of their time and effort to rendering services on our behalf, the Advisory Fee ($5.6 million for 2025) represents an extremely small portion of UHS’s pre-tax income (approximately 0.3% for 2025). The aggregate compensation our NEOs earned from UHS during 2025 exceeded our Advisory Fee. As a result, our Advisor (UHS) does not directly attribute any portion of the compensation expense it incurs for our NEOs, to services provided by those individuals on our behalf.

Estimated salary and cash incentive bonus allocation assumptions:

Since, pursuant to the terms of the Advisory Agreement, the Advisory Fee is derived from our consolidated balance sheet, the nature of amount of the various underlying operating expenses incurred by the Advisor, including compensation paid to our named executive officers, is not determinable and not related to the amount of the Advisory Fee. However, for illustrative purposes only, based upon a calculation that includes certain assumptions and estimates related to the portion of time spent by each of our NEOs while directly providing services on our behalf, as well as certain other estimation assumptions, we estimate that an aggregate of $1,265,000 of our Advisory Fee for 2025 could be allocated to salaries and cash incentive bonus expense incurred by the Advisor in connection with those individuals as follows:

•
We estimate that $854,000 of our Advisory Fee for 2025 could be attributed to salaries expense incurred by the Advisor in connection with our named executive officers. Although this estimate has been relatively similar during each of the past three years, it can potentially vary substantially from year-to-year based upon the relative level of our acquisitions, divestitures and other business activities. The estimate is based upon a portion of the fixed salaries paid by the Advisor to our NEOs for services provided on our behalf.
•
In addition, we estimate that approximately $411,000 of our Advisory Fee for 2025 could be attributed to cash incentive bonus expense incurred by the Advisor in connection with our NEOs. The cash bonus estimation methodology is discussed below.

Variable/incentive stock-based compensation assumptions:

The estimates above do not include any portion of variable/incentive stock-based compensation awarded by the Advisor to these individuals since, as discussed below, those awards made by the Advisor to each individual are entirely measured and based upon stock performance metrics related only to UHS. Therefore, no portion of the variable/incentive stock-based compensation awarded by the Advisor to our NEOs is attributable to services provided by those individuals on our behalf. Rather, the stock-based incentive compensation awarded to these individuals for their services rendered on behalf of UHT occurs in the form of performance based restricted stock grants awarded directly from UHT, as discussed below, which had a grant date value of $584,981 for 2025.

Enhanced disclosure on elements of compensation from our Advisor to our NEOs

We are providing the information below as an additional means for our shareholders to fully evaluate the Advisor’s executive compensation program for the purpose of making an informed decision related to the Say on Pay vote.

The Advisor has provided the information below in connection with the compensation expense it incurred for our NEOs for 2025. During the year, each of our four NEOs received, from our Advisor, a base salary, cash incentive bonus, incentive stock-based compensation awards, pension benefits and other compensation (if applicable). The aggregate compensation earned by our NEOs from the Advisor during 2025 is for informational purposes only and not at all reflective of, or based upon, amounts due from us to the Advisor. Pursuant to the terms of the Advisory Agreement, we are not liable for any additional amounts due to the Advisor for 2025, regardless of the compensation paid to our NEOs by the Advisor. Since the Advisory Fee is derived from our consolidated balance

UHT 2026 Proxy Statement	19

Executive Compensation

sheet, the nature of amount of the various underlying operating expenses incurred by the Advisor, including compensation paid to our NEOs, does not impact the amount of the Advisory Fee.

Pay Element	Aggregate paid by UHS	Estimated Compensation Attributed to UHT	Calculation Assumptions Used

Salary	$2,363,000	$854,000	Estimated portion of time spent by each of our NEOs while directly providing services on our behalf.

Cash Incentive Bonuses	$1,557,000	$411,000	See Note A. below.

Equity Awards (UHS)	$6,893,000	$—	Pursuant to Note B. below, these are grants made by UHS, not UHT.

Equity Awards (UHT)	N/A	$585,000	Pursuant to Note C. below, these awards are made directly by UHT and reflect the grant date value.

Other	$927,000	$—	These payments primarily relate to insurance premiums and UHS-related pension benefits that are not attributable to services provided on our behalf.

Total	$11,740,000	$1,850,000

Note A.

•
Since the cash incentive bonuses awarded by UHS to each of our NEOs are discretionary, the estimated pro rata portion that, for illustrative purposes, can be attributable to UHT was based upon the estimated portion of their time spent rendering services on our behalf. Factors considered by UHS in determining the amount of cash incentive bonuses awarded to these individuals include, if applicable, UHS’ achievement of pre-established financial metrics and evaluation of individual performance during the year.

Note B.

•
The stock-based compensation awarded by our Advisor during 2025 to Mr. Alan B. Miller, who is also an NEO of UHS, consisted of the following:
o
50% of the total award value was delivered in restricted stock units of UHS that vest ratably over a 4-year period, and;
o
50% of the total award value was delivered in performance-based restricted stock units that will be earned based upon UHS’ achievement of the three-year growth in adjusted earnings before interest, taxes, depreciation, amortization, and impacts of other income/expense, as compared to a target range of pre-established thresholds.
•
The stock-based compensation awarded by our Advisor during 2025 to Mr. Boyle and Ms. Ramagano (Ms. Peterson was not eligible for a stock-based compensation award by our Advisor), neither of whom are NEOs of UHS, was delivered entirely in the form of restricted stock units of UHS that vest ratably over a 4-year period.

Note C.

•
Stock-Based Compensation from UHT: Since the chief element of our compensation program is the granting of long-term incentive awards, as discussed in greater detail below in 2025 Compensation, on June 11, 2025, we granted shares of restricted stock to each of our NEOs which had an aggregate grant date value of $584,981. These shares vest on the second anniversary of the date of grant. The restricted share grants awarded in June, 2025 were determined based upon performance metrics which compared UHT’s 3-year average total shareholder return for 2022 through 2024 to the 3-year average total shareholder return for our peer group and the average for the NAREIT Index.

20	UHT 2026 Proxy Statement

Executive Compensation

During 2025, our Advisory Fee (approximately $5.6 million) and UHT stock-based compensation ($707,000) aggregated to approximately $6.3 million. Assuming that, for estimation and analyses purposes, approximately $1.8 million of the $6.3 million aggregate could be attributed to NEO compensation, the remainder (approximately $4.5 million) could be attributed to various other operating expenses incurred by the Advisor on our behalf including, but not limited to, salaries of other employees of the Advisor that routinely provide services on our behalf (23 individuals), benefits expense, lease and rental expense, salaries expense for additional employees of the Advisor that, from time-to-time, and as warranted, provide services on our behalf and all other general and administrative expenses.

Comparison of Our Advisory Fee and Other General and Administrative Expenses to Selected Healthcare REIT Peer Group

The Advisory Agreement with UHS is scheduled to expire on December 31st of each year. However, it is renewable by us on an annual basis, subject to a determination by the Independent Trustees that the Advisor’s performance has been satisfactory. As part of the annual review process, our Independent Trustees review the performance of our Advisor, as well as the performance of our NEOs. The annual review process also includes a review and benchmarking of our operating cost structure to that of a selected peer group of other healthcare REITs.

Data prepared by us on an annual basis calculates the percentages of our aggregate operating cost structure (“Operating Expenses”) consisting of our Advisory Fee and other general and administrative expenses (we have no salaries, wages and benefits expense), to our revenues, net assets and gross assets. Those percentages, calculated utilizing our financial data, are then compared to the percentages of the Operating Expenses of a selected peer group of other healthcare REITs consisting of their general and administrative expenses, including salaries, wages and benefits expense, to their respective revenues, net assets and gross assets.

Below is a table which reflects, for each period utilized in the analyses for 2025, 2024 and 2023, the aggregate of our Operating Expenses as percentages of our revenues, net assets and gross assets, as compared to comparable aggregate data for the selected healthcare REITs peer group.

Companies included in the selected healthcare REIT peer group were Healthpeak Properties, Inc., Healthcare Realty Trust Incorporated, LTC Properties, Inc., Medical Properties Trust, Inc., National Health Investors, Inc., Omega Healthcare Investors, Inc., Diversified Healthcare Trust, Ventas, Inc. and Welltower Inc.

	2025 Operating Expenses as Percentage of			2024 Operating Expenses as Percentage of			2023 Operating Expenses as Percentage of
	Revenues	Net Assets	Gross Assets	Revenues	Net Assets	Gross Assets	Revenues	Net Assets	Gross Assets
UHT	7.8%	1.5%	1.0%	7.9%	1.4%	1.0%	8.0%	1.4%	1.0%
Healthcare REIT peer group	8.0%	1.2%	0.9%	7.1%	1.0%	0.8%	8.1%	1.1%	0.9%

Based upon the information outlined above, our Independent Trustees believe that the aggregate of our Advisory Fee and other general and administrative expenses are reasonable in comparison to the average general and administrative cost structures of the selected healthcare REIT peer group.

Compensation Philosophy and Objectives:

Our compensation program is aligned with our philosophy by practices that are regulatory compliant, financially sound and provide long-term value to shareholders and generally include the following:

•
Review of peer group market data;
•
Performance discussion is included on incentive decisions;
•
Practices are reviewed annually by our outside consultants;
•
Do not provide values generally outside of current market practices, and;

UHT 2026 Proxy Statement	21

Executive Compensation

•
Do not offer excessive perquisites to our executives.

In designing our stock-based compensation program for our NEOs, we follow our belief that compensation should reflect the value created for shareholders while supporting our strategic business goals. Because of our management structure and advisory arrangement, historically, our compensation program has been basic. The Compensation Committee is guided by the following objectives:

•
Compensation should encourage increased shareholder value;
•
Compensation programs should support our short-term and long-term strategic business goals and objectives, and;
•
Compensation should motivate our executive officers and other personnel toward outstanding performance and reward them for contributions toward business goals.

These objectives govern the decision-making process with respect to the amount and type of compensation payable to our named executive officers and other personnel. The Compensation Committee reviews our compensation programs annually to ensure that these objectives continue to be met.

Elements of Compensation and Equity Grant Practices:

We do not pay cash compensation in the form of annual base salaries to our NEOs, and typically do not pay cash bonus because the chief element of our compensation program is the annual granting of long-term incentive awards. Since June of 2022, each NEO began receiving their stock awards as fixed dollar awards based on review of peer market data rather than historical number of shares compared as reasonable to the established peer group. Fixed dollar amounts based on peer market data are the prevalent practice when awarding long-term incentives.

The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and shareholder value. Long-term incentive awards are granted to motivate and encourage excellent service and to reward our NEOs for their respective contributions. Long-term incentive compensation is based, in part, on our performance and the value received by shareholders. As we improve our performance, resulting in increased value to shareholders, our executives and other personnel are rewarded commensurately.

The Compensation Committee generally grants annual equity awards on a specific date, that is scheduled in advance, which coincides with a regularly scheduled meeting of the Compensation Committee and the Board of Trustees held during the second quarter of each year. In certain circumstances, such as new hires or promotions, equity awards may be granted on other dates on which there is a regularly scheduled meeting of the Compensation Committee and the Board of Trustees. We do not have any plans to select equity award grant dates for our NEOs in coordination with the release of material non-public information. Typically, equity awards are granted to our NEOs at the same time as equity awards are granted to other personnel. The Compensation Committee believes that equity awards can be effective in achieving our compensation objectives because they provide strong retention incentive for our NEOs and other personnel and align the value of the award with our stock price performance. The Compensation Committee provides that equity awards, typically granted in the form of restricted stock, shall earn dividends, however, the dividends applicable to restricted stock awards are deferred and accumulated until the restricted stock becomes vested.

Compensation Setting Process:

Each year, the Human Resources department of our Advisor reviews general financial and compensation related information for companies identified as our peers. Such information includes a summary of revenues, assets, market capitalization and dividend yield. In addition, the stock-based compensation levels of our NEOs are compared against those of comparable positions in other comparable companies. The compensation market data compiled by the Human Resources department of our Advisor is reviewed on an annual basis by our third-party consultant, SEG Consulting Group, LLC, for accuracy and reasonableness.

In determining the amount of stock-based compensation awards granted to each of our NEOs each year, the Compensation Committee considers our overall performance as compared to the peer group, our business

22	UHT 2026 Proxy Statement

Executive Compensation

activities conducted during the year, and an evaluation of each NEO's individual performance. In addition, with respect to the compensation arrangements for our NEOs and other personnel, other than himself, the Compensation Committee has relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan B. Miller. The Compensation Committee believes that Mr. Miller’s role as Chief Executive Officer of the Trust since its inception in 1986 provides a valuable resource to them. Compensation for Mr. Miller is determined by the Compensation Committee and typically guidance and advice is requested from the Human Resources department of our Advisor.

With the approval of the Compensation Committee management engaged SEG Consulting Group, LLC for compensation-related consulting services, all of which related to the annual review and analysis of the accuracy and reasonableness of the compensation market data compiled by the Human Resources department of our Advisor. SEG Consulting Group, LLC received no compensation from us during 2025 for any non-Compensation Committee requested services. For 2025, the Compensation Committee analyzed whether the work of SEG Consulting Group, LLC raised any conflicts of interest, taking into consideration all relevant factors, and determined, based on its analysis of all relevant factors, that no conflicts of interest were present.

2025 Compensation:

On June 11, 2025, we granted shares of performance-based restricted stock to each of our NEOs which had an aggregate grant date value of $584,981 for the entire group. Minimum and maximum award ranges were developed for each NEO based on our relative performance to peers. The June, 2025, awards were made at the minimum level for each NEO based upon our performance, as measured by our three-year average total shareholder return (“TSR”) for 2022 through 2024, as compared to the average TSR for the peer group and the average TSR for the National Association of Real Estate Investment Trusts ("NAREIT") index. Our TSR for the three-year period was -8.5% which was below the NAREIT index average of 5.3% and the peer group average of -5.1%.

As discussed herein, the Compensation Committee believes that in the general absence of cash compensation, it is important to provide our NEOs, including the Chief Executive Officer, an incentive to increase shareholder value by awarding equity-based compensation. For a description of the long-term incentive awards granted to our named executive officers during 2025, you should read the Summary Compensation Table and the Grants of Plan-Based Awards Table included in this Proxy Statement.

In determining the number of shares of restricted stock granted to our NEOs during 2025, our Compensation Committee reviewed competitive incentive pay and TSR data of a selected peer group. Incentive pay data was prepared by the Human Resources department of our Advisor and reviewed for accuracy by our outside consultant. The data compared the compensation levels of our NEOs against those of comparable positions in a selected peer group consisting of other advisor managed healthcare real estate investment trusts (“REITs”) in addition to peer companies of self-managed REITs with similar asset size and comparable dividend yield. TSR was reviewed for peer companies of similar REITs in addition to the average TSR for the NAREIT index.

The companies in the advisor peer group, which had no salaried employees since they are managed pursuant to advisory or management agreements, consisted of Service Properties Trust (formerly Hospitality Properties Trust) and Diversified Healthcare Trust (formerly Senior Housing Properties Trust). Companies included in the self-managed and comparable asset and dividend yield peer group were BRT Apartments Corp, Care Trust REIT, Community Healthcare Trust, First Real Estate Investment Trust of NJ, Getty Realty Corp., Gladstone Commercial Corp., Global Medical REIT, LTC Properties, Inc., One Liberty Properties, Inc., Sotherly (formerly MHI Hospitality), Stratus Properties, UMH Properties, Inc., Wheeler REIT, CTO Realty Growth, and Whitestone REIT. Four Corners Property Trust was eliminated from the self-managed peer group because it fell outside of ISS guidelines in both revenue and asset size and two companies were added, CTO Realty Growth and Whitestone REIT, bringing the total peer group to 15 organizations.

The Compensation Committee also considered Mr. Alan Miller’s recommendations and took into account each NEO's position, responsibilities and contribution to our financial performance as well as his or her contribution to

UHT 2026 Proxy Statement	23

Executive Compensation

our growth and productivity. In addition, historical internal practices for stock awards were also reviewed and used as a basis for determining individual award amounts.

The value of the equity grant awarded in June, 2025, to our Chief Executive Officer was at the 50th percentile in the Advisory Peer Group. Results for this group are erratic in some years due to only having two companies in the data set. The value of the equity grants for all NEOs were below the 25th percentile of the self-managed and comparable asset and dividend yield peer group.

The Compensation Committee believes that the compensation of our NEOs during 2025 is reasonable in comparison to market rates based on the review of the compensation levels and TSR performance of the selected peer group.

We anticipate that the chief element of our compensation program will continue to be the periodic granting of long-term incentive awards issued pursuant to the terms of the Amended and Restated 2007 Restricted Stock Plan, as discussed below. We do not intend to pay cash compensation in the form of an annual base salary to our NEOs in 2026. The peer group and market data prepared by the human resource personnel of our Advisor during 2026 will be reviewed by our outside consultant for accuracy and reasonableness.

Amended and Restated 2007 Restricted Stock Plan:

In March, 2024, the Board of Trustees adopted an amendment to the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan (the “2007 Amended and Restated Plan”), which was approved by our shareholders in June, 2024. This stock plan was originally approved by our shareholders in June, 2007 and was subsequently amended and restated and approved by our shareholders in June, 2016. The 2007 Amended and Restated Plan is designed to implement our compensation objectives stated herein. The 2007 Amended and Restated Plan is administered by the Compensation Committee, which has full authority in its discretion, from time to time, and at any time, to select those officers to whom awards will be granted, to determine the number of shares subject thereto, the times at which such awards shall be granted, the time at which the awards shall vest, and the terms and conditions of the agreements to be entered into by our officers and other personnel. Our Compensation Committee, in its sole discretion, requested guidance from a third-party compensation consulting firm with respect to the concepts and practices used for development of the original stock plan. The full Board of Trustees is responsible for administering incentive grants to our Independent Trustees.

The 2007 Amended and Restated Plan permits the granting of restricted shares of beneficial interest. The Compensation Committee believes restricted stock awards are more effective than stock options in achieving our compensation objectives, as restricted stock is subject to less market volatility and, depending on the total number of shares granted, is potentially less dilutive to our shares of beneficial interest. Recipients realize immediate value as restricted stock awards vest, with the value increasing as our stock performance increases. Dividends applicable to unvested restricted stock awards are deferred and accumulated until the restricted stock becomes vested. The Compensation Committee believes that periodic grants of long-term incentive awards to our NEOs and other personnel will serve to motivate and encourage excellent service and reward them for their respective contributions. Further, the Compensation Committee believes that this will enhance shareholder value and support our business goals because such long-term incentive compensation is based, in part, on our performance and the value received by shareholders.

The restricted stock grants issued during 2025 to our NEOs, under the 2007 Amended and Restated Plan, were performance-based awards. Minimum and maximum ranges of awards were developed for each named executive officer based upon our relative performance to peers, as measured by our three-year average total shareholder return (“TSR”), as compared to the average TSR for the peer group and the average TSR for the NAREIT index. Vesting of restricted shares had historically been based upon continuing service. The Compensation Committee has the option to condition the vesting of a restricted stock award on the achievement of specified performance goals. Performance goals, if applicable, may be based on business criteria such as TSR, earnings per share, share price, pre-tax profits, net earnings, return on equity or assets, revenues and funds from operations per share. Performance goals may be applied to an individual, the Trust and/or any one

24	UHT 2026 Proxy Statement

Executive Compensation

or more of our properties or other operating unit(s) as the Compensation Committee may designate. While attainment of the performance targets remains substantially uncertain, the Compensation Committee will be responsible for determining whether and the extent to which the performance goals have been attained and the amount of compensation, if any, that is payable as a result. The Compensation Committee must certify in writing prior to payment of the compensation that the performance goals and any other material terms of the award were in fact satisfied.

Rewards/Compensation Risk Analysis:

Since we typically pay no cash compensation and have historically had no incentive plans that are directly correlated to earnings, revenues or cash flows, we believe there were no excessive risks encouraged by the Trust’s stock-based compensation awards and that the awards do not produce compensation that have a material impact on the financial performance of the Trust.

Policy on Hedging Transactions:

The Trust has a policy that prohibits the Trust’s employees and the Trustees from engaging in any hedging transaction that would result in lack of exposure to the full risks of stock ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls or other derivative instruments related to Trust stock or debt.

Clawback Policy:

Effective October 2, 2023, we adopted a clawback policy to align with listing rules adopted by NYSE as required by the SEC. The policy applies to all executive officers (as defined under the applicable rules) and requires the Trust to seek to recoup certain incentive-based compensation, whether cash or equity-based, from current or former officers and in the event that the Trust is required to prepare an accounting restatement due to the material noncompliance of the Trust with any financial reporting requirement under the securities laws.

Summary:

The foregoing discussion describes: (i) the compensation objectives and policies that were utilized with respect to our named executive officers and other personnel during 2025, and; (ii) our anticipated compensation program for 2026.

In the future, as the Compensation Committee continues to review each element of the executive compensation program with respect to our NEOs and other personnel, the objectives of our executive compensation program, as well as the methods that the Compensation Committee utilizes to determine both the types and amounts of compensation to award to our NEOs and other personnel, may change.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in the Trust’s Proxy Statement.

COMPENSATION COMMITTEE
James P. Morey, Chairman
Gayle L. Capozzalo
Michael Allan Domb

Compensation Committee Interlocks And Insider Participation

The Compensation Committee of the Board of Trustees is composed of James P. Morey, Gayle L. Capozzalo and Michael Allan Domb. James P. Morey was appointed to Chairman of the Compensation Committee in March, 2025 succeeding Gayle L. Capozzalo. All of the members of the Compensation Committee are Independent Trustees and no member of the Compensation Committee or any person who served as a member of the

UHT 2026 Proxy Statement	25

Executive Compensation

Compensation Committee during any part of 2025 has ever been one of our officers or employees, nor has had any relationship with us that requires disclosure.

26	UHT 2026 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and other executive officers, during the last three fiscal years. We have no other executive officers. We refer to these officers collectively as our named executive officers.

Name and principal position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option and Dividend Equivalent Right Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Alan B. Miller	2025	$—	$—	$241,924	$—	$—	$—	$26,842	$268,766
Chairman of the Board,	2024	—	—	232,614	—	—	—	23,482	256,096
Chief Executive Officer and President	2023	—	—	223,590	—	—	—	17,263	240,853

Charles F. Boyle	2025	$—	$—	$140,590	$—	$—	$—	$15,609	$156,199
Senior Vice President and	2024	—	—	135,217	—	—	—	13,650	148,867
Chief Financial Officer	2023	—	—	130,023	—	—	—	10,018	140,041

Cheryl K. Ramagano	2025	$—	$—	$140,590	$—	$—	$—	$15,609	$156,199
Senior Vice President-Operations,	2024	—	—	135,217	—	—	—	13,650	148,867
Treasurer and Secretary	2023	—	—	130,023	—	—	—	10,018	140,041

Karla J. Peterson	2025	$—	$—	$61,877	$—	$—	$—	$6,868	$68,745
Vice President,	2024	—	—	59,501	—	—	—	6,463	65,964
Acquisitions and Development	2023	—	—	57,206	—	—	—	—	57,206

(1)
Our officers are all employees of a wholly-owned subsidiary of UHS and do not receive salaries from us. We pay an annual advisory fee to UHS of Delaware, Inc. (the “Advisor”) pursuant to the Advisory Agreement, as amended, between the Advisor and us, whereby the Advisor manages our day-to-day affairs and provides certain other services to us. See additional information on our relationship with our Advisor included in this Proxy Statement.
(2)
Represents grant date fair values ($40.18 per share for 2025, $38.24 per share for 2024 and $48.48 per share for 2023) for awards issued during June of each year. All awards were made pursuant to the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan. Dividends declared by us are accrued and accumulated with respect to outstanding shares of restricted stock and will be/were paid in the aggregate on the vesting date on shares that ultimately vest. Awards are scheduled to vest on the second anniversary of the grant date.
(3)
Consists of deferred and accumulated dividends that were paid upon the vesting of restricted stock awards. Amounts consist of accumulated dividends of $5.82 per share on restricted shares awarded in June, 2023, that vested in June, 2025, as follows: 4,612 shares for Mr. Alan B. Miller, 2,682 shares for each of Mr. Boyle and Ms. Ramagano and 1,180 shares for Ms. Peterson. Amounts reflected for 2024 and 2023, which have been adjusted from prior year presentation to conform with 2025 presentation, consist of deferred and accumulated dividends that were paid upon the vesting of restricted stock in each year (dividends paid in 2024 and 2023 related to restricted awards made in 2022 and 2021, respectively). Amounts previously reported for those years consisted of dividends deferred and accumulated on unvested restricted stock issued during 2024, 2023 and 2022.

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Executive Compensation

Grants of Plan-Based Awards

The following table provides information regarding plan-based awards granted during fiscal year 2025 to our named executive officers.

	Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing Price on Grant	Grant Date Fair Value of Stock
Name	/Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units(1) (#)	Options (#)	Awards ($ / Sh)	Date ($ / Sh)	Awards(2) ($)
Alan B. Miller	6/11/2025	—	—	—	—	—	—	6,021	—	—	$40.18	$241,924
Charles F. Boyle	6/11/2025	—	—	—	—	—	—	3,499	—	—	$40.18	$140,590
Cheryl K. Ramagano	6/11/2025	—	—	—	—	—	—	3,499	—	—	$40.18	$140,590
Karla J. Peterson	6/11/2025	—	—	—	—	—	—	1,540	—	—	$40.18	$61,877

(1)
Performance-based restricted shares of beneficial interest issued to Messrs. Miller and Boyle and Mses. Ramagano and Peterson under our Amended and Restated 2007 Restricted Stock Plan. All restricted shares are scheduled to vest on the second anniversary date of the award. Dividends declared by us are accrued and accumulated with respect to outstanding shares of restricted stock and will be paid in the aggregate on the vesting date on shares that ultimately vest.
(2)
Represents the full grant date fair value for the restricted stock awards, as described in our Annual Report on Form 10-K for the year ended December 31, 2025.

Outstanding Equity Awards at December 31, 2025

The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2025.

	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan B. Miller	—	—	—	N/A	N/A	6,083	$238,514	—	$—
						6,021	$236,083	—	—
Charles F. Boyle	—	—	—	N/A	N/A	3,536	$138,647	—	—
						3,499	$137,196	—	—
Cheryl K. Ramagano	—	—	—	N/A	N/A	3,536	$138,647	—	—
						3,499	$137,196	—	—
Karla J. Peterson	—	—	—	N/A	N/A	1,556	$61,011	—	—
						1,540	$60,383

(1)
Stock option awards. There are no stock options or dividend equivalent rights outstanding at December 31, 2025.
(2)
Restricted Stock Awards. These restricted shares are scheduled to vest on the second anniversary of the date of the grant as follows:6,083 shares in June, 2026 and 6,021 shares in June, 2027 for Mr. Miller; 3,536 shares in June, 2026 and 3,499 shares in June, 2027 for each of Mr. Boyle and Ms. Ramagano, 1,556 shares in June, 2026 and 1,540 shares in June, 2027 for Ms. Peterson. Dividends declared by us are accrued and accumulated with respect to outstanding shares of restricted stock and will be paid in the aggregate on the vesting date on shares that ultimately vest.
(3)
Based on closing sale price of shares of beneficial interest on the New York Stock Exchange on December 31, 2025 of $39.21 per share.

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Executive Compensation

Option Exercises and Stock Vested

The following table provides information about stock option exercises by, and the vesting of stock for, our named executive officers during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan B. Miller	N/A	N/A	4,612	$185,679
Charles F. Boyle	N/A	N/A	2,682	$107,977
Cheryl K. Ramagano	N/A	N/A	2,682	$107,977
Karla J. Peterson	N/A	N/A	1,180	$47,507

Potential Payments Upon Termination or Change-In-Control

There are no potential payments committed to our named executive officers in connection with their termination or in the event of a change of control of the Trust. However, the Board of Trustees or Compensation Committee, in its sole discretion, may approve the immediate vesting of all shares of restricted stock.

UHT 2026 Proxy Statement	29

Pay Versus Performance

2025 Pay Versus Performance Table

The following section was prepared in accordance with Item 402(v) of the SEC’s Regulation S-K.

The following table provides additional compensation information for the past five fiscal years for our Chief Executive Officer (“CEO”) and our non-CEO Named Executive Officers (“Other NEOs”), as well as total shareholder return, net income and funds from operations (“FFO”) performance results for our fiscal years ending in 2025, 2024, 2023, 2022 and 2021:

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for non-CEO NEOs(1)	Average Compensation Actually Paid to non-CEO NEOs(1)(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)	Net Income (in thousands)	Funds From Operations (in thousands)(4)
2025	$268,766	$323,950	$127,048	$153,141	$83.16	$209.57	$17,609	$47,689
2024	$256,096	$242,575	$121,233	$116,965	$73.35	$154.39	$19,234	$47,873
2023	$240,853	$204,209	$112,429	$95,894	$79.17	$115.63	$15,400	$44,570
2022	$234,570	$159,037	$83,175	$47,355	$82.07	$96.86	$21,102	$48,843
2021	$235,734	$206,348	$122,118	$106,895	$96.73	$121.34	$109,166	$50,879

(1)
Named executive officers included in the above compensation columns reflect the following:

Year	CEO	Non-CEO NEOs
2025	Alan B. Miller	Boyle, Ramagano, Peterson
2024	Alan B. Miller	Boyle, Ramagano, Peterson
2023	Alan B. Miller	Boyle, Ramagano, Peterson
2022	Alan B. Miller	Boyle, Ramagano, Fowler, Peterson
2021	Alan B. Miller	Boyle, Ramagano, Fowler

(2)
SEC rules require certain adjustment be made to the Summary Compensation Table (“SCT”) totals to determine “Compensation Actually Paid” (“CAP”) as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as the total compensation from the SCT, adjusted to include, among other things, the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date). No adjustment is made for dividends or other earnings, since dividends are factored into the fair value of the award. No equity awards of the named executives were granted and vest in the same year for 2025, 2024, 2023, 2022 and 2021. The following details these adjustments:

Fiscal Year	Executives	SCT (a)	Grant Date Value of New Awards (b)	Year End Value of New Awards (i)	Change in Value of Unvested Prior Awards (ii)	Change in Value of Vested Awards (iii)	Change in Value of Awards that Failed to Meet Vesting Conditions (iv)	Total Equity CAP (c) = (i) + (ii) + (iii) + (iv)	CAP (d) = (a) - (b) + (c)
2025	CEO	$268,766	$241,924	$249,480	$30,172	$17,456	$—	$297,108	$323,950
2025	Non-CEO NEOs	$127,048	$114,352	$117,924	$14,265	$8,256	$—	$140,445	$153,141
2024	CEO	$256,096	$232,614	$239,701	$(14,389)	$(6,218)	$—	$219,093	$242,575
2024	Non-CEO NEOs	$121,233	$109,978	$113,329	$(6,806)	$(813)	$—	$105,710	$116,965
2023	CEO	$240,853	$223,590	$209,454	$(15,280)	$(7,228)	$—	$186,946	$204,209
2023	Non-CEO NEOs	$112,429	$105,751	$99,065	$(7,053)	$(2,797)	$—	$89,216	$95,894
2022	CEO	$234,570	$215,023	$203,998	$(33,565)	$(30,942)	$—	$139,490	$159,037
2022	Non-CEO NEOs	$83,175	$76,250	$73,077	$(11,390)	$(12,022)	$(9,236)	$40,429	$47,355
2021	CEO	$235,734	$218,654	$187,804	$(12,429)	$13,893	$—	$189,268	$206,348
2021	Non-CEO NEOs	$122,118	$113,270	$97,289	$(6,439)	$7,197	$—	$98,047	$106,895

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Pay Versus Performance

(3)
Total Shareholder Return (“TSR”) is determined based upon the value of an initial fixed investment of $100. The TSR peer group consists of the industry line peer group reflected in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K. The companies in the peer group are as follows: Healthcare Realty Trust, Inc., Healthpeak Properties, Inc., LTC Properties, Inc., National Health Investors, Inc., Omega Healthcare Investors, Inc. and Welltower, Inc. Each year reflects the cumulative total return assuming $100 invested on December 31, 2020 in our common stock and in the our peer group, including subsequent reinvestment of dividends.
(4)
Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). FFO is a non-GAAP financial measure which may be helpful to our investors as a measure of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). Below is a reconciliation of our reported net income to FFO for 2025, 2024, 2023, 2022 and 2021 (in thousands):

	(in thousands)
	2025	2024	2023	2022	2021
Net Income	$17,609	$19,234	$15,400	$21,102	$109,166
Depreciation and amortization expense on consolidated investments	28,859	27,421	27,733	26,557	27,478
Depreciation and amortization expense on unconsolidated affiliates	1,221	1,218	1,205	1,184	1,549
Loss/(gain) on divestitures of real estate assets	—	—	232	—	(87,314)
Funds from operations	$47,689	$47,873	$44,570	$48,843	$50,879

Measures that were most important to the last fiscal year

The following performance measures reflect our most important financial measures in effect for 2025, as further described and defined in the Compensation Discussion and Analysis:

•
Three-year average Total Shareholder Return for 2022 through 2024
•
Funds from operations
•
Adjusted net income

As described in our “Compensation Discussion and Analysis”, since we do not pay cash compensation in the form of annual base salaries to our CEO and other NEOs, and typically do not pay cash bonuses, the chief element of our compensation program is the annual granting of long-term incentive awards. Minimum and maximum award ranges were developed for our CEO and each other NEO based on UHT’s relative performance to peers. The June 11, 2025 awards were made at the minimum level for each NEO based upon UHT’s performance, as measured by UHT’s three-year average total shareholder return (“TSR”) for 2022 through 2024, as compared to the average TSR for the peer group and the average TSR for the NAREIT index. FFO is a non-GAAP financial measure, however, it is a widely-recognized measure of performance for REITs and can be helpful to investors as a measure of our operating performance. Although FFO and adjusted net income are not directly used to develop the minimum and maximum ranges of awards, each measure is an indicator of our financial performance and are correlated to our TSR, and therefore, our three-year average TSR.

Analysis of the Information Presented in the Pay Versus Performance Table

The following charts show the relationship between UHT’s cumulative five-year TSR and the of the industry line peer group reflected in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K, as well as the relationships between CAP and the required financial performance measures in the Pay Versus Performance table above—Company TSR, net income and the Company-selected measure of FFO.

UHT 2026 Proxy Statement	31

Pay Versus Performance

32	UHT 2026 Proxy Statement

Trustee Compensation

2025 Trustee Compensation Table

The following table sets forth a summary of the compensation we paid to our Trustees during fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Gayle L. Capozzalo(3)	$40,500	$32,988	$—	$—	$—	$3,480	$76,968
Michael Allan Domb(3)	$32,500	$32,988	$—	$—	$—	$3,480	$68,968
Rebecca A. Guzman(3)	$32,500	$32,988	$—	$—	$—	$3,480	$68,968
Robert F. McCadden(3)	$45,267	$32,988	$—	$—	$—	$3,480	$81,735
Marc D. Miller(4)	$—	$32,988	$—	$—	$—	$3,480	$36,468
James P. Morey(3)	$39,733	$32,988	$—	$—	$—	$3,480	$76,201

(1)
Amounts represent grant date fair value for awards of 821 shares ($40.18 per share) of restricted stock made to each of Mses. Capozzalo and Guzman, and Messrs. Domb, McCadden, Marc Miller and Morey on June 11, 2025. All shares of restricted stock, which are scheduled to vest on the second anniversary of the grant date, were made pursuant to our 2007 Amended and Restated Restricted Stock Plan. Dividends declared by us with respect to these shares will be deferred and accumulated prior to vesting and paid in the aggregate on the vesting date, on the shares that ultimately vest.
(2)
Consists of deferred and accumulated dividends that were paid upon the vesting of restricted stock awards. Amounts consist of accumulated dividends of $5.82 per share on 598 restricted shares awarded to each Trustee in June, 2023, that vested in June, 2025.
(3)
Independent Trustee.
(4)
Non-management, non-Independent Trustee.

In June of 2025, the Compensation Committee reviewed selected peer group data to assess the competitiveness of our Independent Trustee compensation. The data was prepared by the Human Resources department of our Advisor and reviewed for accuracy and reasonableness by our outside consultant, Board Advisory, Inc. The selected peer group included companies comparable to us based upon the following criteria: (i) total assets (selected companies with 2024 year-end total assets ranging from $162 million to $3.4 billion), and; (ii) scope of operations (selected companies with investments in commercial real estate). The selected peer group contained the following 15 companies: BRT Apartments; Care Trust REIT; Community Healthcare Trust; First Real Estate Investment Trust of NJ; Getty Realty Corp.; Gladstone Commercial Corp.; Global Medical REIT; LTC Properties, Inc.; One Liberty Properties, Inc.; Sotherly (formerly MHI Hospitality); Stratus Properties; UMH Properties, Inc.; Wheeler REIT; CTO Realty Growth; and Whitestone REIT.

Trustee Independence

The Board of Trustees has affirmatively determined that five of its seven current members (Gayle L. Capozzalo, Michael Allan Domb, Rebecca A. Guzman, Robert F. McCadden and James P. Morey) are “independent” under the applicable SEC rules and regulations and the NYSE listing standards. In determining independence, the Board of Trustees affirmatively determines each year whether Trustees have any material relationship with us. When assessing the materiality of a Trustee’s relationship with us, the Board of Trustees considers all relevant facts and circumstances, not merely from the Trustee’s standpoint, but also from the standpoint of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board of Trustees has concluded that no material relationship exists between us and any of our Independent Trustees other than each such person’s position as one of our Trustees.

UHT 2026 Proxy Statement	33

Trustee Compensation

During 2025:

Each Independent Trustee received an annual retainer of $32,000 for service on the Board of Trustees during 2025. In addition, each Independent Trustee also received other fees as follows:

Gayle L. Capozzalo received: (i) a pro rata retainer of $1,750 for her services as the Compensation Committee Chairperson (until March, 2025); (ii) a pro rata retainer of $500 for her services as a Compensation Committee member (March through December, 2025); (iii) a retainer of $6,250 for her services as a member of the Audit Committee; (iv) a pro rata retainer of $500 for her services as a member of the Nominating and Governance Committee (until March, 2025); and (v) a pro rata retainer of $1,750 for her services as the Nominating and Governance Committee Chairperson (March through December, 2025).

Michael Allan Domb received a retainer of $500 for his services as a member of the Compensation Committee.

Rebecca A. Guzman received a retainer of $500 for her services as a member of the Nominating and Governance Committee.

Robert F. McCadden, Lead Trustee, received: (i) a retainer of $2,500 for his services as the Lead Trustee; (ii) a retainer of $10,000 for his services as Audit Committee Chairman; (iii) a pro rata retainer of $1,750 for his services as Nominating and Governance Committee Chairman (until March, 2025); and (iv) a pro rata retainer of $500 for his services as a member of the Nominating and Governance Committee (March through December, 2025).

James P. Morey received: (i) a retainer of $6,250 for his services as a member of the Audit Committee; (ii) a pro rata retainer of $500 for his services as a member of the Compensation Committee (until March, 2025); and (iii) a pro rata retainer of $1,750 for his services as Compensation Committee Chairman (March through December, 2025).

Travel expenses incurred in connection with their duties as Trustees were reimbursed to the Trustees, if applicable.

Meetings of the Board of Trustees

Regular meetings of the Board of Trustees are generally held quarterly, while special meetings are called when necessary. Before each meeting, Trustees are furnished with an agenda and background materials relating to matters to be discussed. During 2025, there were four regular meetings of the Board of Trustees. All active Trustees participated in substantially all of the Board meetings and all of their applicable committee meetings of the Board of Trustees. All of our Trustees attended the 2025 Annual Meeting of Shareholders virtually, via a live audio webcast. All of the Trustees are expected to attend future Annual Meetings of Shareholders.

Our Governance Guidelines provide that the Board of Trustees shall hold, in accordance with a schedule determined by the Nominating & Governance Committee, executive sessions where non-management Trustees (i.e., Trustees who are not our officers, but who do not otherwise have to qualify as “Independent Trustees”) meet without management participation (except as otherwise specifically requested by the non-management Trustees). The Independent Trustees met without management participation four times during 2025, after each of the regular meetings of the Board of Trustees. Interested parties may communicate directly and confidentially with the Lead Trustee (Robert F. McCadden) or with the non-management Trustees of the Board of Trustees as a group by writing to that person at Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406.

Board Leadership Structure and Board of Trustees

Mr. Alan B. Miller serves as the Trust’s Chairman of the Board, Chief Executive Officer and President. Robert F. McCadden is the Lead Trustee and presides over the executive sessions of the non-management trustees. The Trust believes this structure allows all of the non-management Trustees to participate in the full range of the Board’s responsibilities with respect to its oversight of the Trust’s management. The Board has determined that

34	UHT 2026 Proxy Statement

Trustee Compensation

this leadership structure is appropriate given the size and complexity of the Trust, the number of trustees overseeing the Trust and the Board’s oversight responsibilities.

The specific experience, qualifications, attributes or skills that led to the conclusion that each Trustee should serve as a Trustee of the Trust, in light of the Trust’s business and structure, are as follows:

Alan B. Miller: Has been a Trustee of the Trust since its inception in 1986. Mr. Alan B. Miller has been the Trust’s Chairman of the Board and Chief Executive Officer since 1986 and President since February, 2003. Effective January 1, 2021, Mr. Alan B. Miller was appointed Executive Chairman of the Board of Directors of UHS. Mr. Miller had previously served as Chairman of the Board and Chief Executive Officer of UHS since its inception in 1978. Prior thereto, he was President, Chairman of the Board and Chief Executive Officer of American Medicorp, Inc. As a result of his many years of experience, Mr. Alan B. Miller provides expertise on the healthcare and hospital management industries.

Gayle L. Capozzalo, FACHE: Has been an Independent Trustee of the Trust since March, 2018. Ms. Capozzalo served as the Executive Vice President and Chief Strategy Officer of Yale New Haven Health from 1997 to 2018. Ms. Capozzalo is currently the founder and leader of The Carol Emmott Foundation Collaborative, a not-for-profit collaborative of large healthcare organizations dedicated to creating fair and just healthcare organizations and is part of the leadership of the International Women’s Healthcare Federation, an initiative of the International Hospital Federation. Previously, she served as Senior Vice President, Organizational Development at Sisters of Charity of the Incarnate Word Health Care System. Ms. Capozzalo has more than 40 years of experience in strategy, organizational development and healthcare management, and has significant experience in growing and integrating successful healthcare systems. Until the company was sold in 2023, she was the Senior Strategy Advisor to PhysicianOne Urgent Care, a private equity company. Ms. Capozzalo provides expertise on the management of hospitals and health systems.

Michael Allan Domb: Has been an Independent Trustee of the Trust since December, 2017. Mr. Domb is the owner of Allan Domb Real Estate, a multi-faceted real estate firm focused on building neighborhoods and creating lifestyle in Center City Philadelphia, through the brokerage, development, investment and management of residential and commercial condominiums, multifamily and office buildings, mixed-use real estate, and restaurants. From 2013 to 2015, Mr. Domb served as the President of the Greater Philadelphia Association of Realtors. In 2015, Mr. Domb was elected to serve the City of Philadelphia as a Council Member At-Large and served in that role until his resignation in August 2022. Mr. Domb provides expertise on real estate matters and business investments.

Rebecca A. Guzman: Is a Juris Doctor and has been an Independent Trustee since November, 2022. Ms. Guzman has been a Partner at Duane Morris LLP since 2022 and currently serves as Co-Chair of the Mergers & Acquisition division and as a global Co-Lead of the firm's Private Equity industry group. Prior to being named Partner, she served as Special Counsel and as an Associate for Duane Morris LLP. Previously, she served as an Associate at Skadden, Arps, Slate, Meagher and Flom LLP from 2016 to 2021. Ms. Guzman is currently a board member of the Delaware Bar Foundation and was a Fulbright Scholar in Jakarta, Indonesia. Ms. Guzman provides expertise on general corporate matters, corporate governance and the structuring and negotiation of complex business transactions.

Robert F. McCadden: Serves as Lead Trustee and has been an Independent Trustee of the Trust since December, 2013. Since January, 2022, Mr. McCadden has been the Chief Financial Officer for Town Square Real Estate Management LLC, a private property management and investment firm. Since May, 2022 Mr. McCadden has provided real estate strategic consulting services as a founding principal of Associated Real Estate Consultants, LLC. He served as Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust from 2004 to 2019. Previously, he served as audit partner of KPMG LLP from 2002 to 2004 and audit partner of Arthur Andersen LLP from 1993 to 2002. From 2011 to 2017, Mr. McCadden served

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Trustee Compensation

as a member of the Board of Directors of Independence Realty Trust, Inc. Mr. McCadden provides accounting and financial expertise as well as public company REIT experience.

Marc D. Miller: Has been a Trustee of the Trust since 2008. He was appointed Chief Executive Officer and President of UHS in January, 2021. He had served as President of UHS since 2009, and has been a member of the UHS Board of Directors since 2006. Previously, he has served in various capacities related to UHS’s acute care division since 2000. Additionally, Mr. Marc D. Miller serves as a member of the Board of Directors of Premier, Inc., a healthcare performance improvement alliance which contracts with UHS pursuant to a group purchasing agreement. Mr. Marc D. Miller provides expertise on the healthcare and hospital management industries.

James P. Morey: Has been an Independent Trustee of the Trust since July, 2018. He formerly served as the Executive Vice President, Chief Marketing and Brand Officer for Wawa, Inc. from 2017 until his resignation in 2024. Prior thereto, he held various roles at Wawa, including Chief Operations Officer, responsible for all of store operations, real estate and supply chain, as well as serving as Chief Financial Officer. Prior to joining Wawa, Mr. Morey was Group Vice President of Financial Strategy, Planning, Tax and Treasury for Bloomin’ Brands, and prior thereto he held various financial and operational roles with McDonald’s Corporation. Mr. Morey provides accounting and financial expertise.

The Board holds four regular meetings each year to consider and address matters involving the Trust. The Board also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person, or by video conferencing or telephone. The Independent Trustees also regularly meet in executive sessions outside the presence of management. The Board has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed below, the Board has established a Compensation Committee, an Audit Committee and a Nominating & Governance Committee to assist the Board in performing its oversight responsibilities.

The Nominating & Governance Committee annually oversees a self-evaluation of the current Board members and those committees as the Board shall specify from time to time and reports to the Board with respect to whether the Board and its committees are functioning effectively. The full Board discusses each evaluation report to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof.

The Board’s Role in Risk Oversight

Consistent with its responsibility for oversight of the Trust, the Board, among other things, oversees risk management of the Trust’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Trust are risks related to: dependence on one operator (UHS) for a substantial portion of our revenues; potential conflicts of interest with UHS, a subsidiary of which serves as our advisor; lost revenues resulting from the exercise of purchase options; the unfavorable impact that increases in interest rates may have our net income, cash provided by operating activities and funds from operations, as well as our ability to access the capital markets on favorable terms; reductions or changes in Medicare and/or Medicaid funding; failure of the operators of our hospital facilities to comply with governmental regulations related to the Medicare and Medicaid licensing and certification requirements which could materially, adversely impact our future revenues and underlying value of the property; lease expirations resulting in vacancies; a worsening of the economic and employment conditions in the United States; indirect dependence on payments from the government and other third party payers; competition for patients from other hospitals and health care providers; operators’ inability to meet their obligations to us; the deterioration of credit and capital markets; loan repayments and other restructuring; non-controlling equity ownership interests we hold in various limited liability companies; the bankruptcy, default, insolvency or financial deterioration of our tenants; real estate ownership; significant potential liabilities and rising insurance costs and availability; the impact on property values and results of operations from severe weather conditions and other damaging events; failure to maintain our REIT status; the fact that dividends paid by REITs generally do not qualify for reduced tax rates; U.S. federal tax reform legislation that could affect REITs in ways that are difficult to anticipate; strict income distribution requirements applicable to REITs; the market value of our common stock could be substantially affected by various factors; ownership

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Trustee Compensation

limitations and anti-takeover provisions in our declaration of trust and bylaws and under Maryland law and in our leases with UHS; dependence on key management personnel; increasing investor interest in our sector and consolidation at the operator or REIT level; failure to comply with all applicable corporate regulation as a public company; the potential impact of cyber security breaches, and different interpretations of accounting principles could have a material adverse effect on our results of operations or financial condition.

The Board’s role in the Trust’s risk oversight process includes regular reports from senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board, management has implemented a variety of processes, procedures and controls to address these risks.

The Board requires management to report to the full Board on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Trust and other matters relating to risk management. The Audit Committee also receives regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Trust. Robert F. McCadden, the Lead Trustee, periodically meets with management and the Trust’s independent registered public accounting firm to review and discuss the activities of the Trust and to provide direction with respect thereto.

Policy on Hedging Transactions

The Trust has a policy that prohibits the Trust’s employees and the Trustees from engaging in any hedging transaction that would result in lack of exposure to the full risks of stock ownership. Prohibited hedging transactions include, but are not limited to, collars, forward sale contracts, trading in publicly-traded options, puts, calls or other derivative instruments related to Trust stock or debt.

Policy on Insider Trading

The Trust has a policy governing the purchase, sale, and/or other dispositions of our securities by our trustees, officers and related persons, and repurchases by the Trust, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of this policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Shareholder Communications

Shareholders who wish to send communications to the Board of Trustees or an individual Trustee should address such communications to Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406. The Secretary will forward such communications to the Board of Trustees or the specified individual Trustee to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

Committees of the Board of Trustees

A current copy of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Compensation Committee Charter, Nominating & Governance Committee Charter and Audit Committee Charter are available free of charge on our website at https://www.uhrit.com/. Copies of these documents also are available in print free of charge to any shareholder who requests a copy. We intend to satisfy the disclosure requirements under

UHT 2026 Proxy Statement	37

Trustee Compensation

Item 5.05 of Form 8-K relating to amendments to or waivers of any provision of our Code of Business Conduct and Ethics by promptly posting the information on our website.

Audit Committee. The Audit Committee met ten times in 2025. Current members of this Committee are Robert F. McCadden, who serves as the Chairman, Gayle L. Capozzalo and James P. Morey. No member serves on the audit committee of more than three public companies

Our Board of Trustees has determined, in its business judgment, that each member of the Audit Committee qualifies as independent in accordance with the applicable SEC rules and regulations and the listing standards of the NYSE and is financially literate and that Robert F. McCadden qualifies as an “audit committee financial expert” under SEC regulations and has accounting or related financial management expertise.

The Audit Committee is responsible for providing assistance to the Board of Trustees in fulfilling its responsibilities relating to corporate accounting and reporting practices and in maintaining a direct line of communication between the Trustees and the independent registered public accounting firm. It appoints our independent registered public accounting firm, reviews the scope and results of the audits with the independent registered public accounting firm and considers the adequacy of our internal accounting and control procedures. The Audit Committee is also responsible for the oversight of risks from cybersecurity threats and receives updates, as warranted, regarding matters of cybersecurity, including review of significant issues encountered by us, UHS or our third-party managers.

Compensation Committee. The Compensation Committee met once in 2025. Current members of the Compensation Committee are James P. Morey, who serves as the Chairman, Gayle L. Capozzalo, and Michael Allan Domb. The members of the Compensation Committee are independent pursuant to the applicable SEC rules and regulations and the listing standards of the NYSE.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•
Review and approve our goals and objectives relevant to the compensation of our chief executive officer, other executive officers and other personnel;
•
Determine and approve the compensation levels of our chief executive officer, other executive officers and other personnel and review and determine the compensation of our Independent Trustees;
•
Administer our Amended and Restated 2007 Restricted Stock Plan, as amended (“2007 Amended and Restated Plan”) and discharge the duties set forth therein, and;
•
Perform such other duties as the Board of Trustees may from time to time direct.

The Compensation Committee has the authority to establish one or more subcommittees which shall have the responsibilities and consist of those members of the Compensation Committee as the Compensation Committee may determine from time to time.

In its administration of the 2007 Amended and Restated Plan, the Compensation Committee has full authority in its discretion from time to time, and at any time, to select those officers and/or other personnel to whom awards will be granted, to determine the number of shares subject thereto, the times at which such awards shall be granted, the time at which the awards shall vest, and the terms and conditions of the agreements to be entered into by our officers. The full Board of Trustees is responsible for administering incentive grants to the Trustees. In determining the amount and terms of long-term incentive grants to be made to our named executive officers and other personnel, other than himself, the Compensation Committee has relied upon the input and recommendations of our Chairman, President and Chief Executive Officer, Mr. Alan B. Miller. The Compensation Committee believes that Mr. Miller’s role as Chief Executive Officer of the Trust since its inception in 1986 provides a valuable resource to them. The amount and terms of the long-term incentive grants to be made to Mr. Alan Miller is determined by the Compensation Committee and typically guidance and advice is requested from the Human Resources department of our Advisor.

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Trustee Compensation

In 2025, the Compensation Committee requested guidance from the human resource personnel of our Advisor, along with third-party validation of the accuracy and reasonableness of the compensation market review, with respect to the compensation for the named executive officers and Independent Trustees. See “Compensation Discussion and Analysis” and “Trustee Compensation” included in this proxy statement for additional information.

Nominating & Governance Committee. The Nominating & Governance Committee met once in 2025. The current members of this Committee are Gayle L. Capozzalo, who serves as the Chairperson, Rebecca A. Guzman, and Robert F. McCadden. The members of the Nominating & Governance Committee are independent pursuant to the applicable SEC rules and regulations and the listing standards of the NYSE.

The Nominating & Governance Committee was appointed by the Board of Trustees to: (1) assist the Board of Trustees by identifying individuals who are qualified, consistent with criteria approved by the Board of Trustees, to become Trustees, and to recommend to the Board of Trustees the Trustee nominees for the next annual meeting of shareholders; (2) develop and recommend to the Board of Trustees a set of governance principles in the form of corporate governance guidelines applicable to the Trust; (3) lead and oversee the Board of Trustees in its annual review of its performance and the performance of our management, and; (4) recommend to the Board Trustee nominees for each committee of the Board of Trustees. The Nominating & Governance Committee adopted our Governance Guidelines.

The Nominating & Governance Committee will consider Trustee nominees recommended by shareholders. Shareholders who wish to recommend a nominee for the Nominating & Governance Committee’s consideration may do so by submitting the individual’s name and qualifications to the Nominating & Governance Committee, Universal Health Realty Income Trust, c/o Secretary, Universal Corporate Center, 367 South Gulph Road, King of Prussia, PA 19406. Recommendations must be received by the Nominating & Governance Committee no later than the date by which shareholder proposals for presentation at the next annual meeting must be received and should include the information required by our bylaws and any other information regarding the director nomination required by the Exchange Act, and the rules and regulations promulgated thereunder, including Rule 14a-19 of the Exchange Act, as disclosed in this Proxy Statement. Recommended nominees will only be considered if there is a vacancy or if the Board of Trustees decides to increase the number of Trustees.

The Nominating & Governance Committee identifies and evaluates recommended nominees by considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Trustees and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Trustees and our governance. The Board of Trustees believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Trustees to best fulfill its responsibilities to the long-term interests of our stockholders. The Board has two female members and one member of an underrepresented minority group.

The Corporate Governance Guidelines and Policies are available on the Trust’s website at: https://www.uhrit.com/. The Nominating & Governance Committee will evaluate a nominee on the same basis if the individual is recommended by a shareholder. The Nominating & Governance Committee does not currently pay a fee to any third party to identify or evaluate nominees, but may consider from time to time engaging a search firm to identify trustee candidates.

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Certain Relationships and Related Transactions

Relationship with Universal Health Services, Inc.

Leases: We commenced operations in 1986 by purchasing certain properties from subsidiaries of UHS and immediately leasing the properties back to the respective subsidiaries. The base rentals and lease and renewal terms for each of the hospitals leased to subsidiaries of UHS as of January 1, 2026, are provided below. The base rents are paid monthly. The lease on McAllen Medical Center also provides for bonus rent which is paid quarterly based upon a computation that compares the hospital’s current quarter revenue to a corresponding quarter in the base year. The hospital leases with subsidiaries of UHS, with the exception of the lease on Clive Behavioral Health Hospital (which is operated by UHS in a joint venture with an unrelated third party), are unconditionally guaranteed by UHS and are cross-defaulted with one another. The lease for Clive Behavioral Health is guaranteed on a several basis by UHS (52%) and Catholic Health Initiatives-Iowa (48%).

The combined revenues generated from the leases on the three acute care and three behavioral health care hospital facilities leased to subsidiaries of UHS at December 31, 2025, 2024 and 2023, accounted for approximately 24%, 24% and 25% of our consolidated revenues for the years ended December 31, 2025, 2024 and 2023, respectively. In addition to the six UHS hospital facilities, we have nineteen properties consisting of medical/office buildings and FEDs that are either wholly or jointly-owned by us that include tenants that are subsidiaries of UHS (excluding Palm Beach Gardens Medical Plaza I which is under construction). The aggregate revenues generated from UHS-related tenants comprised approximately 40% of our consolidated revenue for the five years ended December 31, 2025 (approximately 40%, 40% and 41% for the years ended December 31, 2025, 2024 and 2023, respectively).

In December, 2021, we entered into an asset purchase and sale agreement, as amended, with UHS and certain of its affiliates. Pursuant to the terms of the transaction, in addition to $4.1 million in cash paid by us to UHS, a wholly-owned subsidiary of UHS purchased from us, the real estate assets of an acute care hospital located in California (at its fair market value) and two wholly-owned subsidiaries of UHS transferred to us (at their fair market values), the real estate assets of Aiken Regional Medical Center (“Aiken”), located in Aiken, South Carolina (which includes an acute care hospital and a behavioral health pavilion), and Canyon Creek Behavioral Health (“Canyon Creek”), located in Temple, Texas. As a result of UHS’ purchase option within the lease agreements of Aiken and Canyon Creek, the transaction is accounted for as a failed sale leaseback in accordance with U.S. GAAP and the properties acquired by us in connection with the asset purchase and sale agreement with UHS were accounted for as financing arrangements. Pursuant to the leases, the aggregate annual rental rate on the acquired properties, which is payable to us on a monthly basis, was $6.0 million during 2025, $5.9 million during 2024 and $5.8 million during 2023. The portion of the lease payments that is included in our consolidated statements of income, and reflected as interest income on financing leases, was approximately $5.4 million for the year ended December 31, 2025, $5.4 million for the year ended December 31, 2024 and $5.5 million for the year ended December 31, 2023. Our consolidated balance sheets as of December 31, 2025 and 2024 include financing receivables related to this transaction of $82.1 million and $82.8 million, respectively.

Pursuant to the terms of the master leases by and among us and certain subsidiaries of UHS, dated December 24, 1986 and December 31, 2021 (the “Master Leases”), which govern the leases of McAllen Medical Center, Wellington Regional Medical Center (governed by the Master Lease dated December 24, 1986), Aiken Regional Medical Center and Canyon Creek Behavioral Health (governed by the Master Lease dated December 31, 2021, as amended), all of which are hospital properties that are wholly-owned subsidiaries of UHS, UHS has the option, among other things, to renew the leases at the lease terms described below by providing notice to us at least 90 days prior to the termination of the then current term. UHS also has the right to purchase the respective leased facilities from us at their appraised fair market value upon any of the following: (i) at the end of the lease terms or any renewal terms; (ii) upon one month’s notice should a change of control of the Trust occur, or; (iii) within the time period as specified in the leases in the event that UHS provides notice to us of their intent to offer a substitution property/properties in exchange for one (or more) of the four wholly-owned UHS hospital facilities leased from us, should we be unable to reach an agreement with UHS on the properties to be substituted.

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Certain Relationships and Related Transactions

Additionally, UHS has rights of first refusal to: (i) purchase the respective leased facilities during and for a specified period after the lease terms at the same price, terms and conditions of any third-party offer, or; (ii) renew the lease on the respective leased facility at the end of, and for a specified period after, the lease term at the same terms and conditions pursuant to any third-party offer.

In addition, a wholly-owned subsidiary of UHS is the managing, majority member in a joint-venture with an unrelated third-party that operates, and leases from us, Clive Behavioral Health, a 100-bed behavioral health care facility located in Clive, Iowa. Pursuant to the lease on this facility, the joint venture has the option to, among other things, renew the lease at the terms specified in the lease agreement by providing notice to us at least 270 days prior to the termination of the then current term. The joint venture also has the right to purchase the leased facility from us at its appraised fair market value upon either of the following: (i) by providing notice at least 270 days prior to the end of the lease terms or any renewal terms, or; (ii) upon 30 days’ notice anytime within 12 months of a change of control of the Trust (UHS also has this right should the joint venture decline to exercise its purchase right). Additionally, the joint venture has rights of first offer to purchase the facility prior to any third-party sale.

The table below details the existing lease terms and renewal options for each of the hospital leases that are related to UHS as of January 1, 2026, consisting of three acute care hospitals and three behavioral health hospitals:

Hospital Name	Annual Minimum Rent	End of Lease Term	Renewal Term (years)

McAllen Medical Center	$5,485,000	December, 2026	5(a)
Wellington Regional Medical Center	$6,975,000	December, 2026	5(b)
Aiken Regional Medical Center/Aurora Pavilion Behavioral Health Services	$4,257,000	December, 2033	35(c)
Canyon Creek Behavioral Health	$1,925,000	December, 2033	35(c)
Clive Behavioral Health	$2,930,000	December, 2040	50(d)

(a)
UHS has one 5-year renewal option at existing lease rates (through 2031).
(b)
UHS has one 5-year renewal option at fair market value lease rates (through 2031). The annual rental will increase by 2.5% on an annual compounded basis on each January 1st through 2026.
(c)
UHS has seven 5-year renewal options at fair market value lease rates (2034 through 2068). The annual rental rate will increase by 2.25% on a cumulative and compounded basis on each January 1st through 2033.
(d)
The UHS-related joint venture has five 10-year renewal options; the first three of the five 10-year renewal options will be at computed lease rates as stipulated in the lease (2041 through 2070) and the last two 10-year renewal options will be at fair market lease rates (2071 through 2090). On each January 1st through 2040 (and potentially through 2070 if the first three of five, 10-year renewal options are exercised), the annual rental will increase by 2.75% on a cumulative and compounded basis.

In October, 2024, two wholly-owned subsidiaries of UHS each exercised their 5-year renewal options on two FEDs located in Weslaco and Mission, Texas, covering the period of February 1, 2025 through January 31, 2030. The aggregate annual lease rates on the renewed leases, which are scheduled to increase 2% per year, for the period of February 1, 2026 through January 31, 2027 is approximately $1.1 million. The wholly-owned subsidiaries of UHS have five, 5-year renewal options remaining on each of these FEDs, with the first three renewal options (covering the years 2030 through 2044) providing for 2% annual increases to the lease rates, and the remaining two, 5-year renewal options (covering the years 2045 through 2054) providing for lease rates at the then fair market value. These leases are cross-defaulted with one another and the wholly-owned subsidiaries of UHS have the option to purchase the leased properties upon the expiration of each five-year extended term at the fair market value at that time.

Management cannot predict whether the leases with wholly-owned subsidiaries of UHS, which have renewal options at existing lease rates or fair market value lease rates, or any of our other leases, will be renewed at the end of their lease term. If the leases are not renewed at their current rates or the fair market value lease rates,

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Certain Relationships and Related Transactions

we would be required to find other operators for those facilities and/or enter into leases on terms potentially less favorable to us than the current leases. In addition, if subsidiaries of UHS exercise their options to purchase the respective leased hospital or FED facilities upon expiration of the lease terms, our future revenues could decrease if we were unable to earn a favorable rate of return on the sale proceeds received, as compared to the rental revenue currently earned pursuant to these leases.

In October 2025, we entered into a ground lease with a wholly-owned subsidiary of UHS with the intent to develop, construct and own the real property of Palm Beach Gardens Medical Plaza I, an 80,000 square foot MOB located in Palm Beach Gardens, Florida. Construction of this MOB, for which we have engaged a wholly-owned subsidiary of UHS to act as project manager, commenced in February, 2026, and is scheduled to be completed during the fourth quarter of 2026. The cost of the MOB is estimated to be approximately $34 million. This MOB will be located on the campus of the Alan B. Miller Medical Center, a newly constructed acute care hospital owned and operated by a wholly-owned subsidiary of UHS, which is scheduled to be completed and opened during the second quarter of 2026. A wholly-owned subsidiary of UHS has executed a 10-year master flex lease agreement, which is subject to reduction based on the execution of third-party leases, for approximately 75% of the rentable square feet of the MOB.

During the third quarter of 2023, we acquired the McAllen Doctor's Center, an MOB located in McAllen, Texas for a purchase price of approximately $7.6 million, including transaction costs. The building has approximately 79,500 rentable square feet and is 100% master leased to McAllen Hospitals, L.P, a wholly-owned subsidiary of UHS. The triple-net master lease is for twelve years scheduled to expire on August 31, 2035. McAllen Hospitals, L.P. has the option to renew the lease term for three consecutive ten-year terms. The current annual base rent is approximately $669,000.

Construction was substantially completed during 2023 on Sierra Medical Plaza I, a multi-tenant MOB located in Reno, Nevada, consisting of approximately 86,000 rentable square feet. This MOB is located on the campus of the Northern Nevada Sierra Medical Center, an acute care hospital that was newly constructed and owned and operated by a wholly-owned subsidiary of UHS. The aggregate cost of the MOB is expected to be approximately $35 million, approximately $30 million of which was incurred as of December 31, 2025. In connection with this MOB, we entered into a ground lease and master flex-lease agreement with a wholly-owned subsidiary of UHS both of which commenced during March, 2023. The master flex lease agreement has a ten-year term scheduled to expire on March 31, 2033. The MOB is 68% leased including the ten-year master flex lease for 34% of the rentable square feet. The master flex-lease agreement is subject to a reduction based upon the execution of third-party leases. The ground lease has a 75-year term scheduled to expire on March 2, 2098.

We are the lessee on fourteen ground leases with subsidiaries of UHS (for consolidated and unconsolidated investments), including one that commenced in October, 2025 for a building which we are constructing on the campus of the Alan B. Miller Medical Center in Palm Beach Gardens, Florida. The remaining lease terms on the ground leases with subsidiaries of UHS range from approximately 24 years to approximately 76 years. The annual aggregate lease payments on these properties were approximately $571,000 for the year ended 2025 and expected to be $585,000 for 2026, $603,000 for each of the years ended 2027 through 2030, and an aggregate of $32.8 million thereafter. See Note 4 to the consolidated financial statements-Lease Accounting included in our 2025 Annual Report on Form 10-K, as filed on February 25, 2026, for further disclosure around our lease accounting.

Officers and Employees: Our officers are all employees of a wholly-owned subsidiary of UHS and although as of December 31, 2025 we had no salaried employees, our officers do typically receive annual stock-based compensation awards in the form of restricted stock or restricted stock units. In special circumstances, if warranted and deemed appropriate by the Compensation Committee of the Board of Trustees, our officers may also receive one-time compensation awards in the form of restricted stock, and/or cash bonuses.

Advisory Agreement: UHS of Delaware, Inc. (the “Advisor”), a wholly-owned subsidiary of UHS, serves as Advisor to us under an advisory agreement dated December 24, 1986, and as amended and restated as of January 1, 2019 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, the Advisor is obligated to present an investment program to us, to use its best efforts to obtain investments suitable for such program

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Certain Relationships and Related Transactions

(although it is not obligated to present any particular investment opportunity to us), to provide administrative services to us and to conduct our day-to-day affairs. All transactions between us and UHS must be approved by the Trustees who are unaffiliated with UHS (the “Independent Trustees”). In performing its services under the Advisory Agreement, the Advisor may utilize independent professional services, including accounting, legal, tax and other services, for which the Advisor is reimbursed directly by us. The Advisory Agreement may be terminated for any reason upon sixty days written notice by us or the Advisor. The Advisory Agreement expires on December 31 of each year; however, it is renewable by us, subject to a determination by the Independent Trustees, that the Advisor’s performance has been satisfactory. The Advisory Agreement was renewed for 2026 with the same terms as the Advisory Agreement in place during 2025, 2024 and 2023.

Our advisory fee for 2025, 2024 and 2023 was computed at 0.70% of our average invested real estate assets, as derived from our consolidated balance sheet. Based upon a review of our advisory fee and other general and administrative expenses, as compared to an industry peer group, the advisory fee computation remained unchanged for 2025, as compared to 2024 and 2023. The average real estate assets for advisory fee calculation purposes exclude certain items from our consolidated balance sheet such as, among other things, accumulated depreciation, cash and cash equivalents, lease receivables, deferred charges and other assets. The advisory fee is payable quarterly, subject to adjustment at year-end based upon our audited financial statements. Advisory fees incurred and paid (or payable) to UHS amounted to $5.6 million during 2025, $5.5 million during 2024 and $5.3 million during 2023, and were based upon average invested real estate assets of $799 million, $783 million and $757 million during 2025, 2024 and 2023, respectively.

Share Ownership: As of December 31, 2025 and 2024, UHS owned 5.7% of our outstanding shares of beneficial interest.

SEC reporting requirements of UHS: UHS is subject to the reporting requirements of the Securities and Exchange Commission (“SEC”) and is required to file annual reports containing audited financial information and quarterly reports containing unaudited financial information. Since the aggregate revenues generated from UHS-related tenants comprised approximately 40% of our consolidated revenue for the five years ended December 31, 2025 (approximately 40%, 40% and 41% for the years ended December 31, 2025, 2024 and 2023, respectively), and since a subsidiary of UHS is our Advisor, you are encouraged to obtain the publicly available filings for Universal Health Services, Inc. from the SEC’s website. These filings are the sole responsibility of UHS and are not incorporated by reference herein.

Review, Approval and Ratification of Related Party Transactions

Pursuant to our Code of Business Conduct and Ethics, all employees, officers and Trustees of the Trust, including family members and entities in which such persons have an interest (except any other publicly traded company in which such persons have less than a 5% interest) should avoid any relationship or financial interest which gives rise to an actual or potential conflict of interest between us and the employee, officer or Trustee. If an employee, officer or Trustee becomes aware of an actual or potential conflict of interest, he or she should promptly bring it to the attention of, and disclose all material facts to, one or more of a supervisor, a member of our legal staff, or the Chairperson of the Nominating & Governance Committee of the Board.

Pursuant to Section 4.9 of our Declaration of Trust, we may not engage in a transaction with any employee, officer, agent or Trustee of the Trust or with any employee, officer, agent or director of the Advisor, or any affiliate thereof except to the extent that such transaction has been approved or ratified by a majority of the Trustees who do not have an interest in the transaction. We may not engage in a transaction with our Advisor or any affiliate thereof (such as UHS) except to the extent that such transaction has been approved or ratified by a majority of the Independent Trustees. In approving or rejecting the proposed agreement, the Trustees will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to us, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on Trustee independence. In general, the Trustees shall only approve those agreements that, in light of known circumstances, are in our best interests and that are fair and reasonable to us and our shareholders. For certain transactions with related persons, our Declaration of Trust requires that, based on an independent real estate appraiser, the total consideration is not in excess of the

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Certain Relationships and Related Transactions

appraised value of the interest in the real property being acquired or disposed of, as applicable. If a transaction involves payments by us for services rendered (other than as Advisor, officer or Trustee), our Declaration of Trust requires that the payments made by us may not be in excess of payments made by third-parties to the related person for comparable services in the same geographic area and may not be in excess of fees charged by parties unrelated to us for comparable services in the same geographic area. All of our transactions with UHS and our Advisor were approved by a majority of our Independent Trustees.

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Corporate Governance

Corporate Governance

•
Board of Trustees: Our Nominating & Governance Committee identifies and evaluates recommended nominees by considering, among other factors, the following minimum qualifications: the individual’s integrity, experience, education, expertise, independence and any other factors that the Board of Trustees and the Nominating & Governance Committee deem would enhance the effectiveness of the Board of Trustees and our governance. The Board of Trustees believes that having Trustees of diverse gender, race, and ethnicity, along with varied skills and experiences, contributes to a balanced and effective Board. The Trust’s Corporate Governance Guidelines and Policies emphasize its commitment to a policy of inclusiveness and ensuring that the Nominating and Governance Committee, in performing its responsibilities to review trustee candidates and recommend candidates to the Board of Trustees for election, includes candidates with a diversity of personal characteristics in each pool of candidates from which Board of Trustee nominees are chosen.
•
Majority Vote: Our bylaws provide for a majority vote standard in Board of Trustee election standard. Stockholders are empowered to vote and elect a nominee to our Board of Trustees.
•
Code of Business Conduct and Ethical Behavior: We are committed to promoting integrity and maintaining standards of ethical conduct in all of our activities. Our business success is dependent on trusting relationships, which are built on this foundation of integrity. Our Code of Business Conduct and Ethics covers a wide range of business practices and procedures which establish the basic principles to guide our Trustees, officers, and other personnel.

UHT 2026 Proxy Statement	45

Audit Committee Report

The Board of Trustees is committed to the accuracy and integrity of the Trust’s financial reporting. The Audit Committee takes an involved and active role in delivering on this commitment.

The Audit Committee provides independent, objective oversight of our accounting functions and internal controls.

The Audit Committee reviews and evaluates, and discusses and consults with our management, internal audit personnel and the independent auditors about the following:

•
the plan for, and the independent auditors’ report on, each audit of our consolidated financial statements and internal controls;
•
changes in our accounting practices, principles, controls or methodologies, or in our financial statements;
•
significant developments in accounting rules;
•
the adequacy of our internal accounting controls, and accounting, financial and auditing personnel; and
•
the establishment and maintenance of a work environment that promotes ethical behavior.

The Audit Committee acts under a written charter which was originally adopted by the Board of Trustees in 2004 and is reviewed and approved on an annual basis. The Audit Committee reviews, acts on and reports to the Board of Trustees with respect to various auditing, accounting, financial reporting, internal control and regulatory compliance matters. In discharging its oversight role, the Audit Committee may engage independent counsel and other advisers as it determines necessary. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee also has the direct responsibility to select, evaluate, determine the compensation of, oversee, and where appropriate, replace our independent auditors, and has the authority to resolve disagreements between management and our auditors. The Audit Committee may establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting and auditing matters, as well as confidential, anonymous submission by employees. The Board of Trustees has determined that each of the members of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002.

The Audit Committee recommended to the Board of Trustees that the consolidated financial statements be included in the Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2025:

•
First, the Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audits.
•
Second, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
•
Third, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
•
Fourth, the Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards of the Public Company Accounting Oversight Board (United States).
•
Fifth, the Audit Committee received the written disclosures and the letter from the Trust’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditors the auditors’ independence from management and the Trust, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

46	UHT 2026 Proxy Statement

Audit Committee Report

•
Finally, the Audit Committee obtained and reviewed a report from the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years inspecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Trust.

The Audit Committee reviewed our financial statements with the Board of Trustees and discussed them with KPMG LLP during the 2025 fiscal year, along with the matters required to be discussed by Statement on Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board. The Audit Committee received from KPMG LLP the written disclosures, including the letter, required by PCAOB 3524 and 3526 and discussed with KPMG LLP its independence.

Based on the discussions with KPMG LLP and management and the consolidated financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in our 2025 Annual Report on Form 10-K, as filed on February 25, 2026.

AUDIT COMMITTEE
Robert F. McCadden, Chairman Gayle L. Capozzalo James P. Morey

UHT 2026 Proxy Statement	47

Relationship with Independent Registered Public Accounting Firm

KPMG LLP served as our independent registered public accounting firm for the 2025 and 2024 fiscal years and has been selected to serve in that capacity for us for the 2026 fiscal year. It is anticipated that representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to any appropriate inquiries of the shareholders or their representatives.

Set forth below are the fees paid or accrued for the services of KPMG LLP during 2025 and 2024:

	2025	2024
Audit fees	$703,831	$705,690
Audit-related fees	—	—
Tax fees	217,580	244,560
All other fees	—	—
Total	$921,411	$950,250

Audit fees for 2025 and 2024 consisted primarily of professional services rendered to us or various audits of limited liability companies in which we hold equity interests. Such audit services include audits of financial statements, audit of the effectiveness of internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements, and audit services provided in connection with regulatory filings.

Tax fees for professional services rendered in 2025 and 2024 consisted primarily of the preparation of federal and state income tax returns and consultation on various tax matters related to us or limited liability companies in which we hold equity interests.

The Audit Committee has considered and determined that the provision of non-audit services by our principal auditor is compatible with maintaining auditor independence.

All audit and permissible non-audit services provided to us by the independent auditors are pre-approved by the Audit Committee, which considers whether the proposed services would impair the independence of the independent auditors. The Chairperson of the Audit Committee may pre-approve audit and permissible non-audit services during the time between Audit Committee meetings if the fees for the proposed services are less than $25,000.

YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE YOUR PROXY BY TELEPHONE OR INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING ONLINE.

BY ORDER OF THE BOARD OF TRUSTEES
Cheryl K. Ramagano Secretary

King of Prussia, Pennsylvania

April 28, 2026

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UHT Universal Health Realty Income Trust VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/UHT or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/UHTUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Trustees recommends a vote FOR the listed A nominees in Proposal 1, and FOR Proposals 2 and 3 1. Election of Trustees: For Against Abstain 01 - Alan B. Miller 02 - Robert F. McCadden 2. Advisory (nonbinding) vote to approve named executive officer compensation. For Against Abstain 3. Proposal to ratify the selection of KPMG, LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2026. For Against Abstain Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 04998B

The 2026 Annual Meeting of Shareholders of Universal Health Realty Income Trust will be held on Wednesday, June 10, 2026, at 10:00 a.m. EDT virtually via live webcast at www.meetnow.global/MNT4GGU. To access the virtual meeting, you will need the 15-digit control number that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/UHT IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Universal Health Realty Income Trust This Proxy is Solicited By The Board of Trustees For The Annual Meeting of Shareholders To Be Held on June 10, 2026 Alan B. Miller and Cheryl K. Ramagano, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all shares of Universal Health Realty Income Trust (the “Trust”) held of record by the undersigned on April 13, 2026 at the Annual Meeting of Shareholders to be held at 10:00 a.m. EDT, on Wednesday, June 10, 2026, virtually via live audio webcast at www.meetnow.global/MNT4GGU, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. (This proxy is continued on reverse side) PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.